                                                                    Exhibit 10.3


                        ASSET PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                             THERMO ANALYTICAL INC.

                                   ("SELLER")

                                       AND

                          LANCASTER LABORATORIES, INC.

                                    ("BUYER")













                                 AUGUST 18, 2000

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

         ARTICLE I         ASSET PURCHASE.........................................................................1

            1.1      Purchase and Sale of Assets; Assumption of Liabilities.......................................1
            1.2      Purchase Price and Related Matters..........................................................10
            1.3      The Closing.................................................................................14
            1.4      Additional Action to Assure Transfer........................................................15

         ARTICLE II        REPRESENTATIONS AND WARRANTIES OF SELLER..............................................17

            2.1      Organization, Qualification and Corporate Power.............................................17
            2.2      Authority...................................................................................18
            2.3      Noncontravention............................................................................18
            2.4      Subsidiaries................................................................................20
            2.5      Financial Statements........................................................................20
            2.6      Absence of Certain Changes..................................................................20
            2.7      Undisclosed Liabilities.....................................................................22
            2.8      Tax Matters.................................................................................22
            2.9      Tangible Personal Property..................................................................24
            2.10     Owned and Leased Real Property..............................................................24
            2.11     Intellectual Property.......................................................................26
            2.12     Contracts...................................................................................27
            2.13     Litigation..................................................................................30
            2.14     Labor Matters...............................................................................31
            2.15     Employee Benefits...........................................................................32
            2.16     Environmental Matters.......................................................................35
            2.17     Legal Compliance............................................................................39
            2.18     Permits.....................................................................................39
            2.19     Entire Business.............................................................................39
            2.20     Brokers'Fees................................................................................39
            2.21     Insurance...................................................................................40
            2.22     Business Relationships with Affiliates......................................................40
            2.23     Accounts Receivable.........................................................................40
            2.24     Customers and Suppliers.....................................................................40
            2.25     Solvency....................................................................................41

         ARTICLE III       REPRESENTATIONS AND WARRANTIES OF BUYER...............................................41

            3.1      Organization................................................................................41


            3.2      Authorization of Transaction................................................................41
            3.3      Noncontravention............................................................................42
            3.4      Broker's Fees...............................................................................43
            3.5      Litigation..................................................................................43
            3.6      Solvency....................................................................................43

         ARTICLE IV        PRE-CLOSING COVENANTS.................................................................44

            4.1      Efforts.....................................................................................44
            4.2      Hart-Scott-Rodino Act.......................................................................44
            4.3      Replacement of Guarantees and Letters of Comfort............................................44
            4.4      Conduct of the Business.....................................................................45
            4.5      Access......................................................................................47
            4.6      Title Examination...........................................................................48
            4.7      Environmental Matters.......................................................................50
            4.8      Consents and Approvals......................................................................51
            4.9      No Negotiations etc.........................................................................51

         ARTICLE V         CONDITIONS PRECEDENT TO CLOSING.......................................................52

            5.1      Conditions to Obligations of Buyer..........................................................52
            5.2      Conditions to Obligations of Seller.........................................................55

         ARTICLE VI        INDEMNIFICATION.......................................................................56

            6.1      Indemnification by Seller...................................................................56
            6.2      Indemnification by Buyer....................................................................57
            6.3      Claims for Indemnification..................................................................58
            6.4      Survival....................................................................................61
            6.5      Limitations.................................................................................62
            6.6      Reliance on Representations and Warranties..................................................64
            6.7      Treatment of Indemnification Payments.......................................................64

         ARTICLE VII       TERMINATION...........................................................................65

            7.1      Termination of Agreement....................................................................65
            7.2      Effect of Termination.......................................................................66

         ARTICLE VIII  ENVIRONMENTAL MATTERS.....................................................................66

            8.1      Definitions.................................................................................67
            8.2      Environmental Indemnification by Seller.....................................................67
            8.3      Limitations.................................................................................69
            8.4      Environmental Indemnification by Buyer......................................................71

         ARTICLE IX        TAX MATTERS...........................................................................71

            9.1      Preparation and Filing of Tax Returns; Payment of Taxes.....................................71
            9.2      Allocation of Certain Taxes.................................................................73
            9.3      Refunds and Carrybacks......................................................................73
            9.4      Cooperation on Tax Matters; Tax Audits......................................................74
            9.5      Termination of Tax Sharing Agreements.......................................................76

         ARTICLE X         FURTHER AGREEMENTS....................................................................76

            10.1     Access to Information; Record Retention; Cooperation........................................76
            10.2     Covenant Not to Compete.....................................................................79
            10.3     Disclosure Generally........................................................................81
            10.4     Acknowledgments by Parties..................................................................82
            10.5     Certain Insurance Matters...................................................................84
            10.6     Certain Employee Benefits Matters...........................................................85
            10.7     Further Assurances..........................................................................88

         ARTICLE XI        MISCELLANEOUS.........................................................................89

            11.1     Press Releases and Announcements............................................................89
            11.2     No Third Party Beneficiaries................................................................89
            11.3     Action to be Taken by Affiliates............................................................90
            11.4     Entire Agreement............................................................................90
            11.5     Succession and Assignment...................................................................90
            11.6     Counterparts................................................................................90
            11.7     Headings....................................................................................90
            11.8     Notices.....................................................................................90
            11.9     Governing Law...............................................................................92
            11.10    Amendments and Waivers......................................................................92
            11.11    Severability................................................................................92
            11.12    Expenses....................................................................................93
            11.13    Specific Performance........................................................................93
            11.14    Submission to Jurisdiction..................................................................93
            11.15    Bulk Transfer Laws..........................................................................94
            11.16    Construction................................................................................94
            11.17    Incorporation of Exhibits and Schedules.....................................................94
            11.18    Facsimile Signature.........................................................................94

         ARTICLE XII       GUARANTEE.............................................................................94

            12.1     Seller's Parent Guarantee...................................................................95


         Schedule 1.1(a)(i)         Real Property

         Schedule 1.1(b)(vii)       Excluded Real Property

         Schedule 4.3. -            Replacement of Guarantees and Letters of Credit

         Schedule 4.8. -            Required Consents

         Disclosure Schedule

         Exhibits:

         Exhibit A     -            Form of Bill of Sale
         Exhibit B     -            Intentionally Omitted
         Exhibit C     -            Form of Assumption Agreement
         Exhibit D     -            Form of Opinion of Seller's Counsel
         Exhibit E     -            Form of Opinion of Buyer's Counsel

                             TABLE OF DEFINED TERMS

         Defined Term                                              Section
         ------------                                              -------

         AAA Rules                                                 6.3(b)
         Acquired Assets                                           1.1(a)
         Adjustment Items                                          1.2(b)
         Affiliates                                                2.6(a)
         Affiliate Trade Payables                                  1.1(d)(i)
         Agreed Amount                                             6.3(b)
         Agreement                                                 Preliminary Statement
         Arbitrator                                                1.2(b)(v)
         Asset Allocation Schedule                                 1.2(b)
         Assumed Liabilities                                       1.1(d)
         Assumption Agreement                                      1.1(d)
         Basket                                                    6.5(b)(iii)
         Business                                                  Introduction
         Business Day                                              1.3(a)
         Business Employee                                         10.6(a)
         Business Material Adverse Effect                          2.1(a)
         Business Plans                                            2.15(a)
         Business Policies                                         2.21
         Business Properties                                       2.16(a)(viii)
         Buyer                                                     Preliminary Statement
         Buyer Indemnified Parties                                 6.1
         Buyer Material Adverse Effect                             3.3(b)
         Buyer Plans                                               10.6(d)
         CERCLA                                                    2.16(a)(i)
         Claim Notice                                              6.3(b)
         Claimed Amount                                            6.3(b)
         Closing                                                   1.3(a)
         Closing Adjustment                                        1.2(b)(iv)
         Closing Date                                              1.3(a)
         Closing Net Fixed Assets                                  1.2(b)(ii)
         Closing Statement                                         1.2(b)(iv)
         Closing Working Capital                                   1.2(b)(i)
         COBRA                                                     10.6(h)
         Code                                                      1.2(b)
         Confidentiality Agreement                                 4.5
         Competitive Business                                      10.2
         Damages                                                   6.1; 8.1(b)
         Designated Contracts                                      2.12(b)

         Defined Term                                              Section
         ------------                                              -------

         Develop; Development                                      8.1(c)
         Designated Intellectual Property                          2.11(a)
         Disclosure Schedule                                       Article II
         Employee Benefit Plan                                     2.15(a)
         Environment                                               2.16(a)(iii)
         Environmental Law                                         2.16(a)(v)
         Environmental Matters                                     2.16(a)(vi)
         Environmental Notices                                     2.16(b)(ii)
         Equipment                                                 1.1(a)(ii)
         ERISA                                                     2.15(a)
         ERISA Affiliate                                           2.15(a)
         Excess Environmental Damages                              6.5(b)(vi)
         Excluded Assets                                           1.1(b)
         Excluded Liabilities                                      1.1(e)
         Final Closing Adjustment                                  1.2(b)(v)
         Financial Statements                                      2.5
         Governmental Entity                                       2.3(b)
         Hart-Scott-Rodino Act                                     2.3
         Indemnified Party                                         6.3(a)
         Indemnifying Party                                        6.3(a)
         Information                                               10.1(a)
         Intellectual Property                                     1.1(a)(vi)
         Inventory                                                 1.1(a)(iii)
         Leased Real Property                                      1.1(a)(i)
         Leases                                                    2.10
         Materials of Environmental Concern                        2.16(a)(iv)
         Most Recent Balance Sheet                                 2.5
         Natural Resources Damages                                 8.1(d)
         Net Fixed Assets Adjustment                               1.2(b)(ii)
         Noncompetition Party                                      10.2
         Noncompetition Period                                     10.2
         Occurrence-Based Business Policies                        10.5
         Off-Site Liabilities                                      2.16(a)(vii)
         Ordinary Course of Business                               2.3(c)
         Owned Real Property                                       1.1(a)(i)
         Parties                                                   Preliminary Statement
         Permits                                                   2.18
         Prepaid Assets                                            1.1(a)(ix)
         PS Policies                                               10.6(f)
         Purchase Price                                            1.2(a)
         Real Property                                             1.1(a)(i)

         Defined Term                                              Section
         ------------                                              -------

         Release                                                   2.16(a)(ii)
         Required Consents                                         4.8
         Response Costs                                            8.1(a)
         Security Interest                                         2.3(c)
         Seller                                                    Preliminary Statement
         Seller's 401(k) Plan                                      10.7(c)
         Seller's Parent                                           12.1
         Severance Plan                                            2.15(g)
         Special Environmental Indemnity                           6.5(b)(vi)
         Tax Affiliate                                             2.8(c)(iii)
         Tax Audit                                                 9.4(b)
         Tax Reserves                                              9.1(a)
         Tax Returns                                               2.8(c)(ii)
         Taxes                                                     2.8(c)(I)
         Taxing Authority                                          9.4(a)
         Termination Fee                                           7.2(c)
         Title Company                                             4.6(a)
         Transferred Employees                                     10.6(b)
         U.S. GAAP                                                 1.1(d)(I)
         WARN                                                      10.6(g)
         Working Capital Adjustment                                1.2(b)(I)

                        ASSET PURCHASE AND SALE AGREEMENT

                  This ASSET PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is entered into as of August 18, 2000 between Thermo Analytical Inc., a Delaware corporation ("SELLER"), and Lancaster Laboratories, Inc., a Minnesota corporation ("BUYER"). Seller and Buyer are referred to together herein as the "PARTIES."

                                  INTRODUCTION

         1. Seller is engaged, among other activities, in the business of providing commercial pharmaceutical and environmental testing services, such business being operated under the name "Lancaster Laboratories" (the "Business"); and

         2. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the assets of the Seller relating primarily to the Business (other than assets excluded pursuant hereto), subject to the assumption of related liabilities upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:


                                    ARTICLE I

                                 ASSET PURCHASE

         1.1      PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

                  (a) TRANSFER OF ASSETS. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets, rights, properties, claims, contracts and business of the Seller at the Closing Date which are primarily utilized in the Business, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located (the "ACQUIRED ASSETS"), including, without limitation, the following assets, in each case to the extent utilized primarily in the
Business:

                           (i) The fee title interest (the "Owned Real
Property") and leasehold title interests (the "Leased Real Property") in real property described on SCHEDULE 1.1(A)(I) (the "Real Property");

                           (ii) Seller's right, title and interest in and to the
equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property pertaining to the operation of and located at the Owned Real Property and the Leased Real Property (collectively, the "EQUIPMENT") and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller in connection with the Equipment to the extent transferable;

                           (iii) The inventory of raw materials, work in
process, finished goods, office supplies, maintenance supplies and packaging materials of the Business on hand at the Real Property, in transit or in the distribution system of Seller on the Closing Date, together with Seller's right, title and interest in and to the spare parts, supplies and promotional materials and inventory;

                           (iv) All management information systems, including
hardware and software, to the extent that such systems and software are transferable by Seller, and all customer lists, vendor lists, catalogs, research material, technical information, trade secrets, technology, know-how, specifications, designs, drawings and processes, and quality control data, if any; PROVIDED, that Seller shall be solely responsible for all payments to third parties required to effect the transfer of such systems and software;

                           (v) Seller's right, title and interest in and to
contracts, maintenance and service agreements, joint venture agreements, purchase commitments for materials and other services, advertising and promotional agreements, leases and other agreements (including but not limited to any agreements of Seller with customers, suppliers, sales representatives, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees specified therein), whether or not entered into in the Ordinary Course of Business, all of which agreements that are required to be listed on the Disclosure Schedule referencing Section 2.12 are so listed;

                           (vi) Seller's right, title and interest in and to the
patents, patent registrations and patent applications, trademarks, trademark registrations and trademark applications, service marks, service mark registrations and service mark applications, trade names and logos (together with the goodwill associated therewith), copyrights, copyright applications and copyright registrations, inventions, discoveries (whether patentable or unpatentable), processes, designs, know-how, trade secrets, proprietary data, customer and supplier lists and other intellectual property of all kinds owned by Seller ("INTELLECTUAL PROPERTY"), including all rights to sue for past infringement;

                           (vii) Seller's licenses, permits or franchises issued
by any federal, state, municipal or foreign authority relating to the development, use, maintenance or occupation of the

Real Property or the operation of the Business, to the extent that such licenses, permits or franchises are transferable;

                           (viii) Accounts receivable and other receivables of
Seller in existence at the Closing Date (whether or not billed) other than accounts receivable and other receivables owed by any Affiliate of Seller in existence at Closing (whether or not billed), (i.e., Seller's right, title and interest in and to the accounts referred to as "Intercompany - TTT" and "Intercompany - TMA"), but specifically including trade receivables owed by any Affiliate of Seller which arose in the Ordinary Course of Business;

                           (ix) Seller's right to goods and services and all
other economic benefits to be received subsequent to the Closing Date arising out of prepayments and payments by Seller prior to the Closing Date (collectively, the "PREPAID ASSETS");

                           (x) All books (other than stock record books),
records, accounts, ledgers, files, documents, correspondence, employment records, studies, reports and other printed or written materials;

                           (xi) All goodwill of the Business; and

                           (xii) Seller's right, title and interest in and to
the cash accounts referred to as "Petty Cash Fund," "Petty Cash-Other," "Cash-Payroll," "Cash-Group Insurance," and "Cash-Flex Account."

                  (b) EXCLUDED ASSETS. It is expressly understood and agreed that, notwithstanding anything to the contrary set forth herein, the Acquired Assets shall not include the following (each, an "EXCLUDED ASSET"):

                           (i) The assets (including, without limitation, all
rights, properties, claims, contracts, business, real property, leasehold interests in real property, equipment, machinery, vehicles, tools and other tangible personal property) of all businesses conducted by Seller other than the Business;

                           (ii) Except as otherwise expressly provided in
Section 10.6, all right, title and interest of Seller in any insurance policies relating to the Business and all rights of Seller to insurance claims, related refunds and proceeds arising from or related to (i) the operations of the Business prior to the Closing (as defined in Section 1.3) and (ii) the Excluded Assets and Excluded Liabilities (as defined in Section 1.1(e));

                           (iii) The rights which accrue or will accrue to
Seller under this Agreement;

                           (iv) All refunds of income taxes relating to Tax
Returns (as defined in Section 2.9(a)) filed or to be filed relating to all periods ending on or prior to the Closing Date;

                           (v) All actions, claims, causes of action, rights of
recovery, chooses in action and rights of setoff of any kind arising before, on or after the Closing Date relating to the items set forth above in this Section 1.1(b) or to any Excluded Liabilities;

                           (vi) All cash and cash equivalents, bank accounts
referred to as "cash-lockbox," "cash controlled disbursements," and "cash controlled concentration," certificates of deposit, treasury bills and other marketable securities of the Seller;

                           (vii) The leasehold interest in the real property
located in Ann Arbor, Michigan described in Schedule 1.1(b)(vii); and

                           (viii) All accounts receivable and other receivables
owed by an Affiliate of Seller in existence at the Closing (whether or not billed), (i.e., Seller's right, title and interest in and to the accounts referred to as "Intercompany - TTT" and "Intercompany - TMA"), other than trade receivables owed by any such Affiliate of Seller which arose in the Ordinary Course of Business.

                  (c) INSTRUMENTS OF CONVEYANCE AND TRANSFER. On the Closing Date, Seller shall:

                           (i) deliver or cause to be delivered to Buyer:

                                    (A) a Bill of Sale in substantially the form
                                        attached hereto as EXHIBIT A, and

                                    (B) such other deeds, bills of sale,
                                        endorsements, consents, assignments and
                                        other good and sufficient instruments of conveyance and assignment as the Parties and their respective counsel shall deem necessary or appropriate or as may be required by the jurisdiction of organization of Seller to vest in Buyer all right, title and interest of Seller in and to the Acquired Assets; and

                           (ii) transfer to Buyer all the books, records, files
and other data (or copies thereof) within the possession of Seller relating to the Acquired Assets reasonably necessary for the continued operation of the Business by Buyer.

                  (d) ASSUMED LIABILITIES. On the Closing Date, Buyer shall deliver to Seller an undertaking (the "ASSUMPTION AGREEMENT"), in the form attached hereto as EXHIBIT C, pursuant to which Buyer shall assume, on and as of the Closing Date, and agree to pay, perform and discharge when due, upon the terms and subject to the conditions of this Agreement, all debts, liabilities and obligations whatsoever, other than Excluded Liabilities (as defined in Section 1.1(e)), relating primarily to the Business or the Acquired Assets, whether arising before or after the Closing Date, including, but not limited to, the following liabilities, in each case, to the extent related primarily to the Business or the Acquired Assets:

                           (i) All liabilities of the Seller reflected on the
Most Recent Balance Sheet (as defined in Section 2.5) and any other liabilities of Seller arising out of or pertaining to the Business or the Acquired Assets as of the date of the Most Recent Balance Sheet which are not required to be reflected thereon according to United States generally accepted accounting principles ("U.S. GAAP") incurred in the Ordinary Course of Business, except (x) to the extent satisfied prior to the Closing Date; (y) which constitute debt, liabilities or obligations owed by Seller to any of its Affiliates other than trade payables which arose in the Ordinary Course of Business ("Affiliate Trade Payables"); or (z) which constitute liabilities or obligations with respect to Taxes (the responsibility for such liabilities and obligations are discussed in Section 1(e)(ii) and Article IX);

                           (ii) All liabilities of Seller arising out of or
pertaining to the Business or the Acquired Assets incurred in the Ordinary Course of Business (as defined in Section 2.3) subsequent to the date of the Most Recent Balance Sheet, except (x) to the extent satisfied prior to the Closing; (y) which constitute debt, liabilities or obligations owed by Seller to any of its Affiliates other than Affiliate Trade Payables; or (z) which constitute liabilities or obligations with respect to Taxes (the responsibility for such liabilities and obligations are discussed in Section 1(e)(ii) and Article IX);

                           (iii) All debts, obligations and liabilities in
respect of the Business or the Acquired Assets arising or incurred by Buyer after the Closing (other than as a result of any breach by Seller of any of its obligations to Buyer pursuant to this Agreement);

                           (iv) All debts, obligations and liabilities of Seller
which arise on account of Buyer's operation of the Business, the use of the Acquired Assets and/or sale of any products manufactured and/or sold by Buyer on and after the Closing Date;

                           (v) All obligations of Buyer, as successor to the
operator of the Business, arising after the Closing and relating to the Business or the Acquired Assets under the contracts, agreements, commitments and leases transferred pursuant to Section 1.1(a)(v);

                           (vi) All liabilities and obligations of Buyer, as
successor to the operator of the Business, arising after the Closing under the licenses, permits and franchises transferred pursuant to Section 1.1(a)(vii);

                           (vii) All liabilities and obligations arising after
the Closing out of the ownership, leasing or operation of the Real Property by Buyer, its successors or assigns;

                           (viii) All liabilities and obligations in respect of
employee relations and benefits assumed by Buyer pursuant to Section 10.6;

                           (ix) All liabilities and obligations with respect to
Taxes (as defined in Section 2.8(a)) for which Buyer has expressly assumed responsibility pursuant to this Agreement in accordance with Article IX;

                           (x) All liabilities and obligations for Environmental
Matters (as defined in Section 2.17(a)(vi)) for which Buyer is expressly liable pursuant to Article VIII;

                           (xi) All liabilities with respect to all actions,
suits, proceedings, disputes, claims or investigations arising after the Closing (without regard to the date of the occurrence) and (x) arising out of the Business, or (y) that otherwise arise out of or are related to the Acquired Assets.

         The debts, liabilities and obligations assumed by Buyer in accordance with this Section 1.1(d) are sometimes hereinafter referred to as the "ASSUMED LIABILITIES."

                  (e) EXCLUDED LIABILITIES. It is expressly understood and agreed that, notwithstanding anything to the contrary in this Agreement, Assumed Liabilities shall not include the following (collectively, the "EXCLUDED LIABILITIES"):

                           (i) All liabilities arising out of or relating to the
Excluded Assets;

                           (ii) All liabilities and obligations for which Seller
has expressly assumed responsibility pursuant to this Agreement in accordance with Articles VIII and IX;

                           (iii) All debts, liabilities or obligations of Seller
that do not relate primarily to the Business or the Acquired Assets;

                           (iv) All debts, liabilities or obligations relating
primarily to the Business or the Acquired Assets and owed by Seller to any Affiliate of Seller other than Affiliate Trade Payables;

                           (v) All debts, liabilities or obligations of Seller
relating primarily to the Business or the Acquired Assets which arose prior to the Closing and which have not been satisfied prior to the Closing (except for those liabilities specifically assumed in the subsections under Section 1.1(d));

                           (vi) All liabilities and obligations of Seller for
costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement; and

                           (vii) All liabilities and obligations (including
fines, penalties and/or interest) for sales or use taxes to the Commonwealth of Pennsylvania, if any, which have arisen or may arise with respect to the activities of the Business prior to Closing.

         1.2      PURCHASE PRICE AND RELATED MATTERS.

                  (a) PURCHASE PRICE. In consideration for the sale and transfer of the Acquired Assets at the Closing, and subject to the terms and conditions of this Agreement, Buyer shall on the Closing Date assume the Assumed Liabilities as provided in Section 1.1(d) hereof and shall transfer to Seller in immediately available funds an aggregate amount equal to U.S. $72,250,000 (the "PURCHASE PRICE").

                  (b) CLOSING ADJUSTMENT. The amount payable to Seller pursuant to Section 1.2(a) of this Agreement shall be adjusted by adding the amounts determined under Sections 1.2(b)(i) and 1.2(b)(ii) below:

                           (i) WORKING CAPITAL ADJUSTMENT. For purposes of this
Agreement, "Working Capital Adjustment" shall mean the amount by which the Closing Working Capital of the Company is more or less than $9,506,000 (I.E., WORKING CAPITAL AS OF MAY 31, 2000). For purposes of this Agreement, "Closing Working Capital" shall mean (A) the current assets of the Business as of the Closing Date (excluding cash accounts entitled "cash-lockbox," "cash-controlled disbursements" and "cash controlled concentration") being acquired by Buyer, MINUS (B) the current liabilities of the Business as of the Closing Date being assumed by Buyer as of the Closing Date (including, without limitation, liability for accrued vacation, personal and sick time for which Buyer has assumed liability pursuant to Section 10.6(f) of this Agreement) all as set forth on the Closing Statement (as defined in Section 1.2(b)(iv) of this Agreement). If the Closing Working Capital is less than $9,506,000 (I.E., WORKING CAPITAL AS OF MAY 31, 2000), then the Working Capital Adjustment shall be a negative number for purposes of determining the Closing Adjustment (as defined in Section 1.2(b)(iii) of this Agreement).

                           (ii) NET FIXED ASSETS ADJUSTMENT. For purposes of
this Agreement, "Net Fixed Assets Adjustment" shall mean the amount by which the Closing Net Fixed Assets of the Company are more or less than $27,365,000 (I.E., NET FIXED ASSETS AS OF MAY 31, 2000). For purposes of this Agreement, "Closing Net Fixed Assets" shall mean the net fixed assets of the Business as of the Closing Date, as set forth on the Closing Statement. If the Closing Net Fixed Assets are less than $27,365,000 (I.E., NET FIXED ASSETS AS OF MAY 31, 2000), then the Net Fixed Assets Adjustment shall be a negative number for purposes of determining the Closing Adjustment.

                           (iii) CLOSING ADJUSTMENT. For purposes of this
Agreement, "Closing Adjustment" shall mean the Net Fixed Assets Adjustment plus the Working Capital Adjustment.

                           (iv) CLOSING STATEMENT. Within 45 days after the
Closing Date, Buyer shall cause Ernst & Young LLP to prepare and deliver to Seller (A) a balance sheet of the Business dated as of the Closing Date ("Closing Statement"), utilizing the books and records of the Business, and (B) a certificate, signed by an officer of Buyer, setting forth Buyer's calculations of the Working Capital Adjustment, Net Fixed Assets Adjustment and the Closing Adjustment. Buyer shall permit Seller and its representatives to have reasonable access, upon reasonable notice, to the data, calculations and information on which the Closing Statement was prepared, and to Buyer's employees or representatives who assisted in its preparation. Seller shall be deemed to have accepted the Closing Statement unless, within 30 days after the date of delivery thereof, Seller gives written notice to Buyer of Seller's objection to any item thereon. If Seller gives such notice of objection, Seller and Buyer shall attempt in good faith to resolve the dispute as promptly as possible. If Seller and Buyer have not been able to agree upon a resolution of the dispute within 30 days after the date Seller gave such notice of objection to Buyer, the dispute resolution provisions of Section 1.2(b)(v) hereof shall apply.

                           (v) DISPUTE RESOLUTION. If within 30 days after the
date the Closing Statement is delivered to the Seller, the Seller gives written notice to the Buyer setting forth in reasonable detail any objection of the Seller to the amounts or calculations set forth in the Closing Statement, then the Buyer and the Seller shall use good faith commercial efforts to reach agreement on all differences within the 30-day period following the giving of such notice by the Seller of its objections. If the Parties resolve any such dispute, the Closing Adjustment agreed to by the Parties shall be the "Final Closing Adjustment". If the parties are unable to reach agreement within such 30-day period, unless the Parties mutually agree to continue their effort to resolve such differences, the matter shall be submitted to the Philadelphia, Pennsylvania Office of PricewaterhouseCoopers LLP (the "ARBITRATOR") for resolution as provided below. The Buyer and the Seller shall each be permitted to present evidence to the Arbitrator. The decision of the Arbitrator as to the Final Closing Adjustment shall be final and binding upon the Buyer and the

Seller absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Arbitrator (i) to determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of the dispute between the Parties regarding the Final Closing Adjustment, (ii) to resolve any such dispute by making an adjustment to the Closing Statement that is outside of the range defined by the respective amounts proposed by the Parties in the Closing Statement prepared by the Buyer and the dispute notice given by the Seller, or (iii) to apply any accounting methods, treatments, principles or procedures other than as described in Section 1.2(b). The Buyer and the Seller shall share equally the charges of the Arbitrator.

                           (vi) PAYMENT ADJUSTMENT. Within five days following
the acceptance of the Closing Statement by Seller or the final determination of the Closing Statement by the Arbitrator pursuant to Section 1.2(b)(v) of this Agreement, as the case may be, then:

                                    (A) if the Closing Adjustment is a negative
number, Seller shall promptly pay Buyer an amount equal to the absolute value of the Closing Adjustment by wire transfer of immediately available funds to an account designated by Buyer; or

                                    (B) if the Closing Adjustment is a positive
number, Buyer shall promptly pay Seller an amount equal to the Closing Adjustment by wire transfer of immediately available funds to an account designated by Seller.

                  (c) ALLOCATION. Prior to the Closing, Buyer and Seller shall agree upon an allocation schedule (the "ASSET ALLOCATION SCHEDULE") allocating the Purchase Price and the Assumed Liabilities among the Acquired Assets of Seller as of the Closing Date. Such Asset Allocation Schedule shall be prepared in accordance with the rules under Section 1060 of the

Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations promulgated thereunder. The Parties recognize that the Purchase Price and Assumed Liabilities do not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately. Seller and Buyer agree to act in accordance with the computations and allocations contained in the Allocation Schedule in any relevant Tax Returns or filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("1060 FORMS")), and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

         1.3      THE CLOSING.

                  (a) TIME AND LOCATION. The closing of the transactions contemplated by this Agreement ("CLOSING") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., local time, on September 18, 2000, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied in full or waived by such date, on such mutually agreeable later date as soon as practicable but in no event more than three Business Days (as hereinafter defined) after the date on which all such conditions to the obligations of the Parties to consummate the transactions contemplated hereby first become susceptible of being satisfied or waived (the "CLOSING DATE"). For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

                  (b) ACTIONS AT THE CLOSING.

         At the Closing:

                  (i) Seller shall deliver (or cause to be delivered) to Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

                  (ii) Buyer shall deliver (or cause to be delivered) to Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

                  (iii) Seller shall deliver (or cause to be delivered) to Buyer an executed Bill of Sale and such other instruments of conveyance as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of valid ownership of the Acquired Assets;

                  (iv) Buyer shall deliver to Seller an executed Assumption Agreement and such other instruments as Seller may reasonably request in order to effect the assumption by Buyer of the Assumed Liabilities;

                  (v) Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds into an account designated by Seller;

                  (vi) Seller shall deliver to Buyer, or otherwise put Buyer in possession and control of, all of the Acquired Assets of a tangible nature; and

                  (vii) Buyer and Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

         1.4 ADDITIONAL ACTION TO ASSURE TRANSFER. This Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchase order if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of the Seller or the Buyer thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would affect the Seller's rights thereunder so that the Buyer would not in fact receive all such rights, then the Seller shall act as the agent for the Buyer in order to obtain for the Buyer the benefits thereunder and put the Buyer in the same financial position as it would have been in had the assignment been made. Without limiting the generality of the foregoing, the Seller shall use commercially reasonable efforts to (i) obtain any such consent after the Closing Date, at the Buyer's sole cost and expense, until such time as the consent has been obtained, (ii) provide or cause to be provided to the Buyer the benefits of any such agreement, lease, contract or other document or instrument for which consent or waiver has not been obtained, (iii) cooperate in any arrangement, reasonable and lawful as to the Seller and the Buyer, designed to provide such benefits to the Buyer, and (iv) enforce for the account of the Buyer, at the Buyer's sole cost and expense, any rights of the Seller arising from such agreement, lease, contract or other document or instrument for which consent has not been obtained against the other party, including, without limitation, the right to elect to terminate in accordance with the terms thereof on the advice of the Buyer; and the Buyer shall use all reasonable efforts to perform the obligations of the Seller arising under such agreement, lease, contract or other document or instrument for which consent has not been obtained, to the extent that by reason of the transactions consummated pursuant to this Agreement, the Buyer has control over the resources necessary to perform such obligations and Buyer shall reimburse Seller and hold Seller harmless from and against all liabilities incurred or asserted as a result of Seller's actions in accordance with the provisions of this Section 1.4 other than liabilities incurred as a result of Seller's gross negligence, fraud, or willful misconduct.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as set forth in the disclosure schedule delivered concurrently herewith (the "DISCLOSURE SCHEDULE"), Seller represents and warrants to Buyer as of the date hereof as follows:

         2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate exclusively to the Business, makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Business Material Adverse Effect (as defined below). Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "Business Material Adverse Effect" means any change, effect or circumstance that (i) is materially adverse to the assets, business, financial condition, results of operations or employee, customer or supplier relations, of the Business (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the industry or specific markets in which the Business competes except, in each case, to the extent that such changes disproportionately affect the Business), or (ii) materially impairs the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however, that a "Business Material Adverse Effect" shall not include any adverse change, effect or circumstance (I) primarily arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or (II) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

         2.2 AUTHORITY. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement constitutes the valid and binding agreement of Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         2.3 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), except as set forth in the Disclosure Schedule referencing this Section 2.3, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will:

                  (a) conflict with or violate any provision of the charter or bylaws of Seller;

                  (b) require on the part of Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "GOVERNMENTAL ENTITY");

                  (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Seller is a party or by which Seller is bound or to which any of its assets are subject. For purposes of this Agreement, "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, landlord's and similar liens which, individually or in the aggregate, do not materially and adversely impair the use or value of the Acquired Assets, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent in all material respects with past custom and practice of the Business ("ORDINARY COURSE OF BUSINESS"), (iv) liens for Taxes not yet due and payable, (v) liens for Taxes which are being contested in good faith and by appropriate proceedings and for which reserves have been made specifically on the Most Recent Balance Sheet,
(vi) liens relating to capitalized lease financings or purchase money financings that have been entered into in the Ordinary Course of Business and have been specifically reflected on the Most Recent Balance Sheet, and (vii) liens arising solely by action of Buyer;

                  (d) result in the imposition of any Security Interest upon the Acquired Assets; or

                  (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets.

         2.4 SUBSIDIARIES. Seller does not, with respect to the Business, control, directly or indirectly, or have any direct or indirect equity ownership or other rights of participation in, any corporation, limited liability company, partnership, trust or other business association.

         2.5 FINANCIAL STATEMENTS. Section 2.5 of the Disclosure Schedule includes copies of the unaudited balance sheet (the "Most Recent Balance Sheet") and statement of operations for the Business as of and for the fiscal year ended April 1, 2000 (the "Financial Statements"). Such Financial Statements are based upon the information contained in the books and records of Seller, which books and records are complete and accurate in all material respects, have been prepared in accordance with U.S. GAAP (except for the absence of footnotes) and fairly present, in all material respects, the financial condition and results of operations of the Business as of the date thereof and for the period referred to therein.

         2.6 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement, since April 1, 2000 there have not been any material adverse changes in the assets, business, financial condition, results of operations or employee, customer or supplier relations, of the Business. Except as contemplated by this Agreement, and except as set forth in the Disclosure Schedule referencing this
Section 2.6, since April 1, 2000 the Business, taken as a whole, has not taken any of the following actions (or permitted any of the following events to occur):

                  (a) borrowed any amount, except for borrowings from Seller or its affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("AFFILIATES");

                  (b) subjected to any Security Interest any Acquired Assets;

                  (c) sold, assigned or transferred any portion of the Acquired Assets in a single transaction or series of related transactions in an amount in excess of $100,000, except in the Ordinary Course of Business;

                  (d) suffered any extraordinary losses (whether or not covered by insurance) outside the Ordinary Course of Business and material to the Business, or waived any rights of material value to the Business;

                  (e) except in the Ordinary Course of Business, made any capital expenditures or commitments therefor in an amount in excess of $100,000 in the aggregate;

                  (f) materially amended the terms of any existing Business Plan (as defined in Section 2.15);

                  (g) changed its accounting principles, methods or practices or the manner it keeps its books and records or changed its practices with regard to reserves, accruals, sales, receivables, payables or accrued expenses, except in each case to conform to changes in U.S. GAAP;

                  (h) sold, assigned, licensed or transferred (including, without limitation, transfers to any employees of the Business or Affiliates of Seller) any Intellectual Property used or held for use in the Business;

                  (i) made or granted any bonus or any wage, salary or compensation increase to any officer or employee of the Business who earns more than $75,000 per year or any consultant to the Business, or made or granted any material increase in any employee benefit plan or arrangement, or adopted any material new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization; or

                  (j) entered into any agreement or commitment with respect to any of the matters referred to in paragraphs (a) through (j) of this Section 2.6.

         2.7 UNDISCLOSED LIABILITIES. The Business does not have any liability, obligation or undertaking of any nature (whether accrued, absolute, unliquidated or otherwise, whether due or to become due, whether known or unknown and regardless of when asserted), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since April 1, 2000 in the Ordinary Course of Business (or none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) that are fully reflected in the books and records of Seller relating primarily to the Business and (c) contractual liabilities incurred in the Ordinary Course of Business, all of which contractual liabilities, to the extent they relate to contracts to be included in the Acquired Assets and will come due prior to the Closing, will be discharged by Seller prior to Closing.

         2.8 TAX MATTERS. Except as set forth in the Disclosure Schedule referencing this Section 2.8:

                  (a) Seller has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Seller has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. All Taxes that Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

                  (b) There are no liens for Taxes upon any of the Acquired Assets, except liens for Taxes not yet due and payable. No deficiency for any Taxes has been proposed, asserted or assessed against the Business or the Tax Affiliates with respect to the ownership or operation of any Acquired Assets or the Business that has not been resolved and paid in full. No waiver, extension or comparable consent given by Seller or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor is any request for any such waiver or consent pending. There are no unresolved Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Tax Returns for which the Seller or the Business has any continuing obligation, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Seller by any Tax authority regarding any such Tax audit or other proceeding.

                  (c) For purposes of this Agreement:

                           (i) "Taxes" means all taxes, including without
limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof;

                           (ii) "Tax Returns" means all reports, returns,
declarations, statements, forms or other information required to be supplied to a taxing authority in connection with Taxes; and

                           (iii) "Tax Affiliate" means each of Seller, any
affiliated, combined, consolidated, or unitary group of which Seller is or was a member, and any Employee Benefit Plan of Seller, as the case may be.

         2.9 TANGIBLE PERSONAL PROPERTY. Section 2.9 of the Disclosure Schedule lists, and Seller has good title to, all of the material tangible personal property reflected on the Most Recent Balance Sheet and all material tangible personal property acquired since the date of the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet), free and clear of all Security Interests. Such items of tangible personal property, taken as a whole, (i) are suitable for the purposes for which they are presently used in the Business, and (ii) are in good operating condition and repair (normal wear and tear excepted).

         2.10     OWNED AND LEASED REAL PROPERTY.

                  (a) The Disclosure Schedule lists the address and legal description of all Owned Real Property. With respect to the Owned Real Property:

                           (i) The Seller has good and marketable fee simple
title to the Owned Real Property, free and clear of all mortgages, pledges, security interests, encumbrances, charges or other liens (whether arising by contract or by operation of law), other than (A) liens for Taxes not yet due and payable, (B) liens for Taxes which are being contested in good faith and by appropriate proceedings, and (C) liens and encumbrances which do not materially and adversely impair the use of the Owned Real Property for the conduct of the Business in the manner in which it is currently operated;

                           (ii) There are no pending or, to the Seller's
knowledge, threatened condemnation proceedings, lawsuits or administrative actions with respect to the Owned Real Property;

                           (iii) All facilities have received all material
approvals of Governmental Entities (including licenses and Permits) required in connection with the ownership or operation thereof;

                           (iv) There are no written arrangements granting to
any party or parties the right of use or occupancy of any portion of such parcel;

                           (v) There are no outstanding options or rights of
first refusal to purchase such parcel, or any portion thereof or interest therein;

                           (vi) There are no parties (other than the Seller) in
possession of such parcel, other than tenants under leases disclosed in the Disclosure Schedule who are in possession of space to which they are entitled; and

                           (vii) Each of the Owned Real Property and the leased
Real Property has access, sufficient for the conduct of the Business as now conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, currently used in the operation of the Business at that location.

                  (b) The Disclosure Schedule lists all Leased Real Property. Seller has made available to Buyer correct and complete copies of the leases and subleases (as amended to date) listed therein (the "Leases"). With respect to each such Lease:

                           (i) The Lease is a legal, valid, binding and
enforceable obligation of Seller and, to Seller's knowledge, each other party to such Lease, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses;

                           (ii) Neither Seller nor, to Seller's knowledge, any
other party to the Lease is in breach or default and, to Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (iii) To Seller's knowledge, there are no disputes,
oral agreements or forbearance programs in effect as to the Lease;

                           (iv) Seller has not assigned, transferred, conveyed,
mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold to the Lease; and

                           (v) There are no pending or, to Seller's knowledge,
threatened condemnation proceedings, lawsuits or administrative actions with respect to the property subject to the Lease.

         2.11     INTELLECTUAL PROPERTY.

                  (a) The Disclosure Schedule describes under the caption referencing this Section 2.11 all rights in patents, trademarks, service marks, trade names and logos, corporate names, registered copyrights, mask works, and domain name registrations and applications therefor, owned by, licensed to or otherwise controlled by Seller with respect to the Business or used in, developed for use in or necessary to the conduct of the Business as now conducted, together with the identity of the owner thereof. All such rights required to be disclosed under such caption, together with all trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by Seller with respect to the Business or used in, developed for use in or necessary to the conduct of the Business as now conducted, together with the identity of the owner thereof, are collectively referred to herein as the "Designated Intellectual Property." Seller owns, or is licensed or otherwise possesses valid rights to use, the Designated Intellectual Property.

                  (b) Seller has not been named in any suit, action or proceeding relating to the Business which involves a claim of infringement of any patents, trademarks, trade names, service marks or copyrights of any third party. To Seller's knowledge, the Business as presently conducted does not infringe any valid patents, trademarks, trade names, service marks or copyrights of any third party.

                  (c) Seller has performed, in all material respects, the obligations required to be performed by it under the terms of any agreement pursuant to which Seller has rights in any Designated Intellectual Property, and neither Seller nor, to the knowledge of Seller, any third party is in default under any such agreement.

                  (d) Except as set forth in the Disclosure Schedule referencing this Section 2.11, Seller has not granted to any third party any license or right to the commercial use of any of the Designated Intellectual Property.

         2.12     CONTRACTS.

                  (a) Except as set forth in the Disclosure Schedule referencing this Section 2.12, Seller (with respect to the operation or conduct of the Business) is not a party to, and the Acquired Assets do not include, any contract, commitment and/or binding understandings (or group of related contracts, commitments or understandings with the same person or such person's Affiliates), whether oral or written:

                           (i) for the lease of personal property from or to
third parties providing for lease payments the remaining unpaid balance of which is in excess of $50,000;

                           (ii) for the sale of products or services under which
the undelivered balance of such products and services is in excess of $250,000 or for the purchase of products or services under which the undelivered balance of such products and services is in excess of $50,000, other than (A) purchase orders relating to the supply of goods and services to the Business in the Ordinary Course of Business and (B) agreements relating to the purchase by Seller of goods and services to the Business in the Ordinary Course of Business which are cancelable by Seller without penalty, upon 60 days or shorter notice;

                           (iii) establishing a partnership or joint venture;

                           (iv) under which it has created, incurred, assumed or
guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) the outstanding amount of which is more than $250,000 or under which it has imposed (or may impose) a Security Interest on any Acquired Asset, except for any Security Interests relating to capitalized lease financing or indebtedness for borrowed money in an aggregate amount of less than $250,000;

                           (v) that prohibits the Business from freely engaging
in business anywhere in the world;

                           (vi) under which the consequences of a default or
termination would reasonably be expected to have a Business Material Adverse Effect;

                           (vii) involving (with respect to the Business)
Seller's or its Affiliates' executive officers or directors;

                           (viii) for the employment of any individual on a
full-time or part-time basis providing base annual compensation in excess of $100,000 during fiscal 2001;

                           (ix) severance, "stay pay" or termination agreement
with any officer or other employee of the Business;

                           (x) for the sale of any assets or properties of (with
respect to the Business) Seller, other than goods and services in the Ordinary Course of Business, which involves a payment to be made to Seller in excess of $100,000;

                           (xi) for the acquisition by (with respect to the
Business) Seller of any operating business or the capital stock of any other person;

                           (xii) agreement relating to any obligation, covenant
or indemnity of (with respect to the Business) Seller with respect to which Seller is a guarantor or surety or has provided any letter of comfort, letter of credit, surety bond or other similar assurance to any third party;

                           (xiii) other than in the Ordinary Course of Business
or in connection with advertising, product promotion or other non-exclusive, short-term uses, agreement involving the licensing of, or assignment or transfer of, any rights in Designated Intellectual Property; and

                           (xiv) other agreements involving payments to be made
or received after the date of this Agreement in excess of $250,000; PROVIDED, HOWEVER, that (x) no agreement referred to in clauses (i) through (xiii) above need be disclosed unless Seller currently has, or may in the future have, any rights or obligations thereunder and (y) Leases are not required to be disclosed in response to any provision of this Section 2.12 and shall not constitute Designated Contracts (as defined below).

                  (b) Seller has made available to Buyer a correct and complete copy of each agreement (as amended to date) required to be listed in Section
2.12 of the Disclosure Schedule (the "DESIGNATED CONTRACTS"). Each Designated Contract is a legal, valid, binding and enforceable obligation of Seller and, to Seller's knowledge, of each other party thereto (except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses), and there exists no defaults of Seller or, to Seller's knowledge, any other party thereto. As of the date of this Agreement, Seller has not received written notice that any party to a Designated Contract intends to terminate the Designated Contract to which it is a party.

         2.13 LITIGATION. The Disclosure Schedule lists, as of the date of this Agreement, each (a) judgment, order, decree, stipulation or injunction binding upon Seller or its property or business and relating to the Business and
(b) claim, complaint, action, suit, proceeding, hearing or investigation relating to the Business of or in any Governmental Entity or before any arbitrator to which Seller is a party or, to Seller's knowledge, which has been threatened against Seller.

         2.14 LABOR MATTERS. Except as set forth in the Disclosure Schedule referencing this Section 2.14:

                  (a) Seller is not a party to or bound by any collective bargaining agreement relating to the Business, nor has Seller experienced, since January 1, 1998, any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Seller has no knowledge of any organizational effort being made or threatened since January 1, 1998 by or on behalf of any labor union with respect to employees of the Business.

                  (b) To the knowledge of Seller (i) no executive employee of the Business has any plans to terminate his or her employment, whether in connection with the transactions contemplated by this Agreement or otherwise, and (ii) no group of employees in any testing process unit of the Business have any plans to terminate their employment, whether in connection with the transactions contemplated by this Agreement or otherwise, where the effect of the termination of such group of employees would materially impair the ability of such testing process unit to perform the services which it currently performs. Seller, with respect to the Business, has complied in all material respects with all laws relating to the employment and termination of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. There are no workers' compensation claims pending against Seller with respect to the Business.

                  (c) To the knowledge of Seller, no employee of the Business is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the Business. Seller owns all Designated Intellectual Property developed by employees of the Business during the period of their employment with Seller. No employee or former employee of the Business has any claim to the ownership of any Designated Intellectual Property.

                  (d) Seller has not made any loans (except advances against accrued salaries or for business travel, lodging or other expenses incurred in the Ordinary Course of Business) to any employee of the Business who earns more than $75,000 per year.

         2.15     EMPLOYEE BENEFITS.

                  (a) The Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by Seller or any ERISA Affiliate (as defined below) for the benefit of employees of the Business (and their beneficiaries) (the "BUSINESS PLANS"). For purposes of this Agreement, "EMPLOYEE BENEFIT PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and, to the extent applicable to more than one employee, any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA AFFILIATE" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes Seller. Complete and accurate copies of all Business Plans and all related trust agreements, insurance contracts and summary plan descriptions have been made available to Buyer. Each Business Plan has been administered in all material respects in accordance with its terms and Seller has met its obligations with respect to such Business Plan. Seller and the Business Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                  (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Business Plan or asserting any rights or claims to benefits under any Business Plan, or, to Seller's knowledge, investigations by any Governmental Entity involving any Business Plan that, in any instance, would reasonably be expected to cause material liability to the Buyer.

                  (c) The Business Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Business Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code. To Seller's knowledge, no condition exists with respect to any Business Plan that would adversely affect the Tax qualification of such Business Plan.

                  (d) The Disclosure Schedule lists each multiemployer plan to which Seller or any ERISA Affiliate contributes or is obligated to contribute for the benefit of employees of the Business. Neither Seller nor any ERISA Affiliate has withdrawn from any multiemployer plan in a complete or partial withdrawal which has resulted in any withdrawal liability which has not been satisfied in full. All required contributions to any such multiemployer plan have been made in full.

                  (e) There are no unfunded obligations under any Business Plan, other than an Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, providing welfare benefits after termination of employment to any employee of the Business (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable laws.

                  (f) No act or omission has occurred and no condition exists with respect to any Business Plan maintained by Seller or any ERISA Affiliate that would subject Seller or any ERISA Affiliate to any material fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Business Plans for employees of Seller and their beneficiaries).

                  (g) Seller does not maintain or contribute to any plans providing severance benefits to, or for the benefit of, any employee of the Business ("Severance Plans"). Accordingly, for purposes of this Agreement, the term "Business Plans" shall not include any Severance Plan.

                  (h) No persons other than employees of the Business (and their beneficiaries) currently participate in, or are otherwise entitled to, any benefits under the Business Plans.

         2.16     ENVIRONMENTAL MATTERS.

                  (a) When used in this Agreement, the following terms have the meanings provided below.

                           (i) "CERCLA" shall mean the Federal Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended, and in effect on the Closing Date.

                           (ii) "RELEASE" shall have the meaning assigned to
that term in CERCLA.

                           (iii) "ENVIRONMENT" shall have the meaning assigned
to that term under CERCLA.

                           (iv) "MATERIALS OF ENVIRONMENTAL CONCERN" means any
substance which is (i) defined as a hazardous substance, hazardous material or hazardous waste under any Environmental Law (as in effect on the Closing Date),
(ii) oil, petroleum and petroleum products or any derivative thereof; (iii) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive or carcinogenic; or (iv) regulated pursuant to any Environmental Law.

                           (v) "ENVIRONMENTAL LAW" means any federal, state,
provincial, or local law or ordinance, statute, rule, regulation or common law as in effect on the Closing Date relating to protection of human health and safety, occupational health and safety, the Environment or natural resources and wildlife, including, without limitation, any law or regulation pertaining to (A) treatment, storage, disposal, transportation or generation of Materials of Environmental Concern; (B) air, water and noise pollution; (C) groundwater and soil contamination; or (D) the Release or threatened Release of Materials of Environmental Concern.

                           (vi) "ENVIRONMENTAL MATTERS" means any liability
arising under Environmental Law.

                           (vii) "OFF-SITE LIABILITIES" means Environmental
Matters and/or liability arising under Environmental Law resulting from any transportation, treatment, storage, disposal or Release, or the arrangement therefor, of any Materials of Environmental Concern by the Business or any of its Affiliates, agents, contractors or predecessors in interest, to or at any property, location, site or facility other than a Business Property.

                           (viii) "BUSINESS PROPERTIES" means the Real Property.

                  (b) Except as specifically identified in the Disclosure
Schedule:

                           (i) Seller, the Business, and the Business's
operations at the Business Properties have been and are in compliance in all material respects with applicable Environmental Laws, except for any failures to comply with Environmental Laws that would not reasonably be expected to have a Business Material Adverse Effect;

                           (ii) there is and since May 1, 1995 there has been no
pending civil or criminal litigation, written notice of violation, order, demand, allegation, citation, directive, summons, penalty, fine or liability arising under any Environmental Law (collectively, "Environmental Notices") and Seller and the Business have not been the subject of any administrative proceeding, investigation or information request relating to any Environmental Law or Environmental Matters involving any of the Business, Business Properties or any business or property formerly owned or operated by the Business, except for such Environmental Notices that would not reasonably be expected to have a Business Material Adverse Effect; and

                           (iii) Seller and the Business have and are in
compliance with those permits, licenses and approvals required under Environmental Law (as listed in the Disclosure Schedule referencing this Section 2.16) to operate the Business and the Business Properties as currently operated by Seller, except for any such permits, licenses or approvals the absence of which would not reasonably be expected to have a Business Material Adverse Effect, and no such permits, licenses and approvals will be revoked, terminated or not renewed as a result of the transactions contemplated by this Agreement.

                  (c) Since May 1, 1995, the Business has not used, handled, generated, produced, manufactured, treated, stored, disposed of, recycled or transported any Materials of Environmental Concern on, under, about, to or from the Business Properties in violation of any Environmental Law, except for such violations which would not reasonably be expected to have a Business Material Adverse Effect. Since May 1, 1995, there is and has been no Release or threatened Release of any Materials of Environmental Concern beneath or from the Business Properties or any real property formerly owned or operated by the Business.

                  (d) Except as specifically identified in the Disclosure
Schedule:

                           (i) with respect to Seller, the Business, Business
Properties and, to Seller's knowledge any property formerly owned or operated by Seller with respect to the Business, there is and since May 1, 1995 has been no actual or, to Seller's knowledge, threatened order, directive, demand, allegation, citation, summons, fine, penalty, claim, investigation or remediation concerning a Release of Materials of Environmental Concern that would reasonably be expected to be an Environmental Matter or have a Business Material Adverse Effect; and

                           (ii) with respect to Seller and the Business, there
is and since May 1, 1995 has been no actual or, to Seller's knowledge, threatened directive, demand, allegation, citation, summons, fine, penalty or claim for Off-Site Liabilities relating to the Business that would reasonably be expected to be an Environmental Matter or have a Business Material Adverse Effect.

                  (e) Except as specifically identified in the Disclosure
Schedule: (i) no aboveground or underground storage tanks used for storage of any Materials of Environmental Concern are currently or were formerly located on the Business Properties; (ii) no asbestos-containing material is located on the Business Properties in a condition that violates any Environmental Laws and no such material has been removed or abated; and (iii) there are no PCBs at the Business Properties.

                  (f) To the knowledge of the Seller, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of Seller, either collectively, individually or severally, which reasonably would be expected to prevent continued compliance with Environmental Laws, or which reasonably would be expected to give rise to any liability under, Environmental Laws that would have a Business Material Adverse Effect. There are no liens or assessments relating to Environmental Matters against Seller, the Business or the Business Properties.

                  (g) The Parties agree that the only representations and warranties of Seller herein as to any Environmental Matters are those contained in this Section 2.17. Without limiting the generality of the foregoing, Buyer specifically acknowledges that the representations and warranties contained in Sections 2.13, 2.17 and 2.18 do not relate to Environmental Matters.

         2.17 LEGAL COMPLIANCE. Except as set forth in the Disclosure Schedule referencing this Section 2.17, Seller is (with respect to the Business) in compliance in all material respects with all applicable laws (including rules and regulations thereunder) of any federal, state or foreign government, or any Governmental Entity, currently in effect with respect to the Business. Except as set forth in the Disclosure Schedule referencing this Section 2.17, Seller has not received written notice of any pending action, suit, proceeding, hearing, investigation, claim, demand or notice relating to the Business alleging any failure to so comply.

         2.18 PERMITS. (a) Seller has obtained and is not in material violation of or default under any material permit, license, franchise or authorization from any Governmental Authority used in its business or operations as presently conducted and material to the business or operations of the Business (collectively, the "Permits") and (b) no Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement.

         2.19 ENTIRE BUSINESS. The Acquired Assets collectively constitute, when utilized by a labor force substantially similar to that employed by Seller in connection with the Business on the date hereof, all of the assets necessary to conduct the Business in all material respects as currently conducted. The only business operated by Seller under the name "Lancaster Laboratories" is the business of Seller headquartered in Lancaster, Pennsylvania.

         2.20 BROKERS' FEES. Except as set forth in the Disclosure Schedule, Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.21 INSURANCE. The Disclosure Schedule lists each material insurance policy maintained by Seller that relates or provides coverage with respect to any Acquired Assets or the Business (the "Business Policies"). All of such Business Policies are in full force and effect and, to Seller's knowledge, Seller is not in default with respect to its obligations under any of such Business Policies, except for any failures to be in full force and effect or defaults that would not reasonably be expected to have a Business Material Adverse Effect.

         2.22 BUSINESS RELATIONSHIPS WITH AFFILIATES. The Disclosure Schedule lists any written agreements with respect to the Business whereby any Affiliate of Seller directly or indirectly (a) owns any property or right, tangible or intangible, which is used in the Business, (b) owes any money to Seller or is owed money by Seller or (c) has any other business or contractual relationship with Seller.

         2.23 ACCOUNTS RECEIVABLE. The accounts receivable of the Business reflected on the Most Recent Balance Sheet and those arising thereafter are valid receivables created in the Ordinary Course of Business, are reasonably expected to be collectible in the face value thereof, net of the reserve for doubtful accounts set forth in the Most Recent Balance Sheet, and are not subject to valid counterclaims or set-off.

         2.24     CUSTOMERS AND SUPPLIERS. Under the caption referencing this
Section 2.24, the Disclosure Schedule lists the ten largest customers and the ten largest suppliers of the Business for the fiscal year ended April 1, 2000, and sets forth opposite the name of each customer and supplier the approximate percentage of net sales or purchases by the Business attributable to each such customer or supplier for each such period. Since April 1, 2000, no customer or supplier listed on the Disclosure Schedule under the caption referencing this
Section 2.24 has given
written notice to Seller that it will stop or materially decrease the rate of business done with the Business.

         2.25 SOLVENCY. Immediately after giving effect to the transactions contemplated by this Agreement, Seller shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities, discounted by the probability the collection from Seller on such contingent liabilities will occur). Immediately after giving effect to the transactions contemplated by this Agreement, Seller shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof as follows:

         3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

         3.2 AUTHORIZATION OF TRANSACTION. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer and the performance by Buyer of this Agreement and its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes the valid and binding obligation of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         3.3 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will:

                  (a) conflict with or violate any provision of the charter or bylaws of Buyer;

                  (b) require on the part of Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to have a material adverse effect on the assets, business, financial condition results of operations or employee, customer or supplier relations, of Buyer or on the ability of Buyer to consummate the transactions contemplated by this Agreement (a "BUYER MATERIAL ADVERSE EFFECT");

                  (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of its assets are subject; or

                  (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets

         3.4 BROKER'S FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.5 LITIGATION. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to Buyer's knowledge, threatened against, Buyer which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

         3.6 SOLVENCY. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities), discounted by the probability the collection from Buyer on such contingent liabilities will occur. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

         4.1 EFFORTS. Each of the Parties shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         4.2 HART-SCOTT-RODINO ACT. Each of the Parties (i) will, within five business days after the date of this Agreement, file (or cause to be filed) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act,
(ii) shall use commercially reasonable efforts to obtain an early termination of the applicable waiting period with respect to such filing, and (iii) shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable. Buyer shall bear the filing fees associated with such filings under the Hart-Scott-Rodino Act and Seller shall be responsible for all of its costs associated with Seller's preparation of its filing thereunder.

         4.3 REPLACEMENT OF GUARANTEES AND LETTERS OF COMFORT. Unless otherwise agreed to in writing by Seller, Buyer shall arrange, prior to the Closing, for replacement arrangements (which shall include a full and complete release of Seller and its Affiliates), including, to the extent required, guarantees and letters of comfort, reasonably satisfactory to Seller, with respect to all letters of credit and other borrowings of the Business listed on Schedule
4.3 to this Agreement which are subject to any guarantee, covenant, indemnity, letter of comfort or similar assurance provided by Seller or any of its Affiliates as of the Closing Date.

         4.4 CONDUCT OF THE BUSINESS. In connection with the Acquired Assets and the Business, Seller agrees to observe each term set forth in this
Section 4.4 and agrees that, from the date hereof until the Closing Date, unless otherwise consented to by Buyer in writing:

                  (a) Except as specifically contemplated by this Agreement, including Section 10.6, the Business shall be conducted only in, and Seller shall not take any action except in, the Ordinary Course of Business, on an arm=s-length basis and in accordance in all material respects with all applicable laws, rules and regulations;

                  (b) Seller shall not, directly or indirectly, do or permit to occur any of the following insofar as they relate to or would otherwise adversely affect the operation of the Business or the Acquired Assets: (i) sell, pledge, dispose of or encumber any of the Acquired Assets, except in the Ordinary Course of Business; (ii) amend or propose to amend Seller's Articles of Incorporation or Bylaws; (iii) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;
(iv) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the Ordinary Course of Business; (v) permit any accounts payable owed to trade creditors to remain outstanding other than in the Ordinary Course of Business; (vi) accelerate, beyond the normal collection cycle, collection of any accounts receivable; or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.4(b);

                  (c) Seller shall not, directly or indirectly, (i) enter into or modify any employment, severance or similar agreements or arrangements with any Business Employees who earn less than $75,000 per year, except in the Ordinary Course of Business; (ii) enter into or modify any employment, severance or similar agreements with any Business Employees who earn $75,000 or more per year or (iii) in the case of Business Employees who earn in excess of $75,000 per year, take any action with respect to the grant of any bonuses or salary increases or with respect to any increase of benefits payable in effect on the date hereof;

                  (d) Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any group of Business Employees or any such plan, agreement, trust, fund or arrangement for the benefit or welfare of any individual Business Employee;

                  (e) Seller shall not cancel or terminate its current insurance policies covering the Acquired Assets and the Business or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (f) Seller shall (i) use its commercially reasonable efforts to preserve intact the organization and goodwill of the Business, keep available the services of the Business Employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Seller in connection with the Business; (ii) confer with representatives of Buyer as reasonably requested by Buyer to report operational matters and the general status of ongoing operations with respect to the Business; (iii) not intentionally take any action which would render, any representation or warranty made by it in this Agreement (including, without limitation, the representations and warranties set forth in Section 2.6 of this Agreement) untrue at the Closing; and (iv) notify Buyer of any emergency or other change in the normal course of the Business or in the operation of the properties of the Business and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be reasonably likely to have a Business Material Adverse Effect;

             (g) Seller shall not change any of its methods of accounting in effect at April 1, 2000, other than those required by GAAP; and

             (h) Seller shall not take any actions to create any Security Interest in the Acquired Assets or which would prevent the transfer to Buyer of good and marketable title to the Acquired Assets at the Closing.

         Notwithstanding the foregoing provisions of this Section 4.4, prior to the Closing, the Seller shall have the right to convert to a limited liability company organized under the laws of Delaware.

         4.5 ACCESS. Subject to compliance with applicable laws and regulations, and contractual obligations of Seller regarding classified information, security clearance, proprietary information of third parties and procurement sensitive information, Seller shall permit the representatives of Buyer to have reasonable access (at reasonable times, on reasonable prior notice and in a manner so as not to interfere unreasonably with the normal business operations of the Business) to the premises, properties, financial and accounting records, Tax Returns and other information with respect to Taxes, contracts, other records and documents, and personnel, of or pertaining to the Business for reasonable business purposes (it being acknowledged by Buyer that Buyer has completed its due diligence investigation and that the purpose of this provision is not to permit further due diligence). Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated March 28, 2000, previously entered into between Buyer and Seller (the "Confidentiality Agreement"). Prior to the Closing, Buyer and its representatives shall not contact or communicate with the employees, customers and suppliers of Seller in connection with the transactions contemplated by this Agreement except with the prior written consent of Seller, which consent will not unreasonably be withheld.

         4.6 TITLE EXAMINATION.

             (a) TITLE EVIDENCE. Buyer shall, at its expense, obtain, at least 20 days prior to Closing, a commitment for a title insurance policy reasonably acceptable to Buyer with respect to the Owned Real Property. Such title insurance policy shall be issued by Chicago Title Insurance Company or another title insurance company acceptable to Seller and Buyer (the "Title Company") covering such properties in the amount set forth opposite each such Owned Real Property on the Disclosure Schedule referencing Section 2.10. Such commitment for title insurance shall show that fee simple estate for each such Owned Real Property is vested in Seller (and will be vested in Buyer as of the Closing
Date), and that each such Owned Real Property has access to open public streets and that Seller has the legal right to use all parking, driveway and access facilities required for operation of the facilities of Seller located at such locations and such other endorsements as Buyer may reasonably require. The commitment shall commit to issue such title insurance policies to Buyer which shall include ALTA extended coverage with all standard coverage exceptions deleted so as to afford full extended form coverage with affirmative endorsements to ensure the foregoing and that any covenants, conditions, easements, restrictions and the like applicable thereto have not been violated.

             (b) UCC SEARCHES. Buyer shall, at its expense, obtain reports of UCC searches as to Seller, made of the Uniform Commercial Code records in the Commonwealth of Pennsylvania, and federal and state tax lien searches as to Seller for all business locations thereof. Buyer shall not have any obligation to obtain any release for any liens disclosed in such search prior to Closing.

             (c) SURVEYS. Buyer shall, at its expense, obtain a registered land survey, certified to a current date in favor of Buyer and the Title Company, showing the boundaries and monuments of the tracts or parcels of the Owned Real Property together with the location of all existing and proposed buildings, improvements, easements (identified by document number), roadways and utilities, including but not limited to those shown on the title insurance commitments referred to in this Section 4.6. Such survey shall show the coincidence of common or shared boundary lines of particular tracts or parcels with no gaps or overlaps and shall show all tracts or parcels to be free from encroachments onto or from adjoining tracts or parcels. The legal description of the tracts or parcels so surveyed shall be set forth on said survey and shall be identical with the legal description set forth on the Disclosure Schedule.

             (d) TITLE POLICY. Buyer shall, at its expense, obtain at Closing the title insurance policies to be issued by the Title Company pursuant to the title commitment referenced above (or a suitably marked up title commitment initiated by the Title Company undertaking promptly to issue such title policy).

         4.7 ENVIRONMENTAL MATTERS. To the extent not completed prior to the date hereof:

             (a) BUYER'S ACCESS. Seller shall cooperate with Buyer and its representatives and agents in their efforts to produce an environmental assessment of the Real Property and/or an environmental audit of the Business. Seller shall allow Buyer and its representatives and agents access to the Real Property, at all reasonable times prior to Closing upon reasonable prior notice and without charge, for the purpose of conducting such inspections, reviews, inventories, observations, tests, analyses, examinations and investigations as Buyer may desire, subject to the conditions and limitations set forth in this Agreement (including, without limitation, a Phase I audit and if requested by Buyer as a result of the identification by such Phase I audit of the likely presence of Materials of Environmental Concern and reasonably approved by Seller, Phase II soil borings and tests, chemical tests and the installation of monitoring wells). At all reasonable times before Closing, on written request, Seller shall allow Buyer and its designated representatives and agents access to all plans and specifications for improvements on the Real Property, if any, and all current and historical maintenance records, licenses, permits, reports, certificates, correspondence with governmental authorities or other items relating to the construction, operation or environmental assessment of the Real Property and/or the environmental audit of Seller for the purposes of reviewing and making photocopies (or other reproductions) of the same. To the extent that such items are not reasonably reproducible by mechanical means, Seller shall make the nonreproductible items available for inspection by Buyer or its designated representatives or agents at Seller's executive offices or at such other location as may be mutually acceptable. On request, Seller shall make reasonably available, for the purpose of interviews with Buyer and its designated representatives and agents, such employees and representatives of Seller as may have knowledge useful in the environmental assessment of the Real Property and/or the environmental audit of Seller.

             (b) COST. Buyer shall pay the expense of performing a Phase I environmental audit for the Real Property. If such Phase I audit recommends any Phase II environmental testing (including, without limitation, soil borings, soil samples and ground water samples) and such Phase II testing is approved by Seller pursuant to paragraph (a) above, Buyer shall bear the expense of such Phase II testing and preparing any written report in connection therewith. On request, Buyer shall provide Seller with the work product resulting from the activities of Buyer and its designated representatives under this paragraph.

         4.8 CONSENTS AND APPROVALS. Seller shall, at its expense, obtain, or cause to be obtained, those consents and approvals set forth on Schedule 4.8 attached hereto (the "Required Consents").

         4.9 NO NEGOTIATIONS ETC. Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article 7, neither Seller nor any Affiliate of Seller shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the Acquired Assets or the

Business, or any equity interest in Seller (to the extent it would adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement) or other similar transaction or business combination involving Seller, the Acquired Assets or the Business, or participate in any negotiations regarding or otherwise furnish information to, cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry or contact as Buyer may reasonably request.

                                   ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

         5.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) of the following conditions:

             (a) Seller shall have obtained the Required Consents;

             (b) the representations and warranties of Seller set forth in
Article II shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement (including, without limitation, changes to the representations and warranties set forth in Sections 2.1 and 2.2 of this Agreement to reflect Seller's conversion to a limited liability company), (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Business Material Adverse Effect (it being agreed that this clause (iii) shall be inapplicable to any portion of a representation and warranty which already contains a Business Material Adverse Effect qualification);

             (c) Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

             (d) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this
Section 5.1 is satisfied in all respects;

             (e) There shall not be threatened, instituted or pending any action or proceeding, before any Governmental Entity (i) seeking to make illegal, restrain or prohibit the consummation of the transactions contemplated hereby,
(ii) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the Business or the Acquired Assets, or (iii) seeking to invalidate or render unenforceable any material provision of this Agreement;

             (f) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 5.1(e);

             (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

             (h) Buyer shall have received all of the items required to be delivered to it pursuant to Section 1.3(b);

             (i) Between the date of this Agreement and the Closing Date, there shall not have occurred any Business Material Adverse Effect, nor shall there have been any change, event or condition that, with the passage of time, would reasonably be expected to result in a Business Material Adverse Effect nor shall any customer of the Business who accounted for more than five percent (5%) of the revenue of the Business for the Business' prior fiscal year, have terminated its relationship with or have notified Buyer, Seller or the Business of its intention to terminate its relationship with, the Business as a result of the announcement of this Agreement or the transactions contemplated hereby;

             (j) Buyer shall have received a written opinion from Hale and Dorr LLP, counsel for Seller, dated as of the Closing Date, addressed to Buyer and satisfactory to Buyer's counsel, substantially in the form attached hereto as to EXHIBIT D;

             (k) Buyer shall have obtained, pursuant to the financing commitments delivered to Buyer and made available to Seller on or before the date of this Agreement, funds which will be in an amount sufficient and adequate to finance the payment of the Purchase Price, and the reasonable working capital requirements of the Business after the Closing; and

             (l) all actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer.

         5.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) of the following conditions:

             (a) Intentionally Omitted;

             (b) the representations and warranties of Buyer set forth in
Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Buyer Material Adverse Effect (it being agreed that this clause (iii) shall be inapplicable to any portion of a representation and warranty that already contains a Buyer Material Adverse Effect qualification);


             (c) Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

             (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in clauses (b) and (c) of this
Section 5.2 is satisfied in all respects;

             (e) no action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this

Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

             (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

             (g) Seller shall have received all of the items required to be delivered to it pursuant to Section 1.3(b);

             (h) Seller shall have received a written opinion from Dorsey & Whitney LLP, counsel for the Buyer, dated as of the Closing Date, addressed to Seller and satisfactory to Seller's counsel, substantially in the form attached hereto as EXHIBIT E; and

             (i) all actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

                                   ARTICLE VI

                                INDEMNIFICATION

         6.1 INDEMNIFICATION BY SELLER. Subject to the terms and conditions of this Article VI, from and after the Closing, Seller shall indemnify in full Buyer and its officers, directors, employees, agents and partners (collectively, the "Buyer Indemnified Parties") in respect of, and defend and hold the Buyer Indemnified Parties harmless from and against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys' fee and expenses) (collectively, "Damages") whether or not actually paid prior to the expiration of any indemnification obligation hereunder which any Buyer Indemnified Party may suffer, sustain, incur or become subject to:

             (a) resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of Seller contained in this Agreement or the certificate of Seller delivered at the Closing pursuant to Section 5.1(d) or
(ii) failure to perform any covenant or agreement of Seller contained in this Agreement; or

             (b) resulting from, relating to or constituting Excluded Liabilities or other liabilities for which this Agreement specifically provides that Buyer has no responsibility.

             Damages specifically include amounts claimed by third parties prior to the expiration of the applicable indemnification obligation hereunder whether or not any amounts are incurred by the indemnified parties in respect thereof prior to the expiration of such indemnification obligation; provided that the indemnified party shall have notified the indemnifying party with reasonable specificity regarding the nature of such claim.

         6.2 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this Article VI, from and after the Closing, Buyer shall indemnify Seller in respect of, and hold Seller harmless against, any and all Damages incurred or suffered by Seller or any Affiliate thereof:

             (a) resulting from, relating to or constituting (i) any misrepresentation, breach of warranty of Buyer contained in this Agreement or the certificate of Buyer delivered at the Closing pursuant to Section 5.2(d) or
(ii) failure to perform any covenant or agreement of Buyer contained in this Agreement;

             (b) resulting from, relating to or constituting the conduct of the business or operations of the Business from and after the Closing;

             (c) resulting from or relating to Buyer's 401(k) Plan following the completion of the transfer of assets and liabilities from Seller's 401(k) Plan (as defined in Section 10.7(c)) pursuant to Section 10.7(c) (except for any Damages resulting from Seller's actions or omissions); or

             (d) resulting from, relating to or constituting Assumed Liabilities or other liabilities for which this Agreement specifically provides that Seller has no responsibility.

         6.3 CLAIMS FOR INDEMNIFICATION.

             (a) THIRD-PARTY CLAIMS. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures. A person entitled to indemnification under this
Article VI (an "INDEMNIFIED PARTY") shall give prompt (but in all events, at least five business days prior to the date that an answer to any such claim is due to be filed) written notification to the person from whom indemnification is sought (the "INDEMNIFYING PARTY") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "DAMAGES" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.

             (b) PROCEDURE FOR OTHER CLAIMS. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to
Section 6.3(a) shall deliver to the Indemnifying Party a written notice (a "CLAIM NOTICE") which contains (i) a description and the amount, if known (the "CLAIMED AMOUNT") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this
Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "AGREED AMOUNT") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to binding arbitration in New York, New York. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association ("AAA Rules"). The Indemnifying Party and the Indemnified Party shall each designate one arbitrator within the earlier to occur of (i) 30 days after the delivery of the Indemnifying Party's notice contesting the Claimed Amount, and (ii) 15 days after receipt of a proposed list of arbitrators from the American Arbitration Association. The Indemnifying Party and the Indemnified Party shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 45 days of delivery of the

Indemnifying Party's response contesting the Claimed Amount, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Indemnifying Party or the Indemnified Party fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Indemnifying Party and the Indemnified Party shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Indemnifying Party and the Indemnified Party shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Party is entitled to receive the Claimed Amount (or a portion thereof) pursuant to the applicable terms of this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Indemnifying Party and the Indemnified Party in writing and shall constitute a conclusive determination of the issue in question, binding upon the Indemnifying Party and the Indemnified Party, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.

         6.4 SURVIVAL.

             (a) The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until midnight on that day which is 545 days after the Closing Date, at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties of Seller contained in Sections 2.1 and 2.2 and the first sentence of Section 2.9 and of Buyer contained in Sections 3.1 and 3.2 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation, (ii) the representations and warranties of Seller contained in Section 2.15 to the extent they relate to Tax matters shall survive until the expiration of the applicable statute of limitations, and (iii) the representations and warranties of Seller contained in Sections 2.8 and 2.16 shall expire upon the occurrence of the Closing.

             (b) Any valid claim that is properly asserted in writing pursuant to Section 6.3 prior to the expiration as provided in Section 6.4(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied.

         6.5 LIMITATIONS.

             (a) Except with respect to claims based on actual fraud or made pursuant to Article VIII or Article IX, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. The rights of the Parties under Article VIII shall be the sole and exclusive remedy of the Parties with respect to the subject matter of Article VIII. The rights of the Parties under Article IX shall be the sole and exclusive remedy of the Parties with respect to the subject matter of Article IX. Without limiting the generality of the foregoing three sentences, in no event (other than actual fraud where damages would not be an adequate remedy) shall Buyer, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

             (b) Notwithstanding anything to the contrary contained in this Agreement, each of the following four limitations shall apply to the respective obligation of the parties pursuant to Sections 6.1, 6.2, 8.2 and 8.4:

                 (i) the aggregate liability of each of Buyer and Seller for the sum of all Damages under this Article VI and Article VIII shall not exceed an amount equal to $10,000,000; (

                 ii) no individual claim or series of related claims for indemnification under Sections 6.1(a)(i), 6.2(a)(i), 8.2(a)(i) or 8.2(a)(ii) shall be valid and assertable unless it is (or they are) for an amount in excess of $5,000;

                 (iii) Seller shall only be liable for that portion of the sum of (A) Damages under clause (a)(i) of Section 6.1, (B) Damages under clauses
(a)(i) and (ii) of Section 8.2, and (iii) Damages in excess of $250,000 under clause (a)(iii) of Section 8.2 which, in the case of (A), (B), and (C), exceeds an aggregate amount of $1,500,000 (the "Basket") (it being understood that Seller shall not be liable, in any event, for the first $1,500,000 of said Damages);

                 (iv) Buyer shall be liable under clause (a)(i) of Section 6.2 and under 8.4(a) for only that portion of the aggregate Damages under clause
(a)(i) of Section 6.2 and Section 8.4(a) which exceeds $1,500,000 (it being understood that Buyer shall not be liable, in any event, for the first $1,500,000 of said Damages); and

                 (v) the amount of any Damages for which indemnification is provided under this Article and Articles VIII and IX shall be calculated net of any associated accruals or reserves reflected on the books of the Business as of the Closing Date; PROVIDED, HOWEVER, that the foregoing limitations in clauses (ii), (iii) and (iv) above shall not apply to a claim described in paragraph (b) of Section 6.1 or paragraphs (b) through
(d) of Section 6.2.

             (c) Except as provided in clause (iii) of Section 8.4(a), in no event shall any Indemnifying Party be responsible and liable for any Damages or other amounts under this Article VI or under Article VIII that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Damages.

             (d) Seller shall not have any right of contribution against the Business with respect to any breach by Seller of any of its representations, warranties, covenants or agreements.

             (e) The amount of any Damages for which indemnification is provided under this Article VI or under Article VIII shall be reduced by any related recoveries which the Indemnified Party has received under insurance policies or other related payments received from third parties and any Tax benefits actually received by the Indemnified Party or any of its Affiliates.

         6.6 RELIANCE ON REPRESENTATIONS AND WARRANTIES. Buyer agrees that to the extent Buyer, on or prior to the Closing Date, has received information that a representation or warranty of Seller is untrue or incorrect in any respect, such that Buyer understands, or would reasonably be expected to understand, that such untruth or inaccuracy has resulted in a Business Material Adverse Effect having occurred or would reasonably be expected to result in a Business Material Adverse Effect occurring, Buyer shall have no rights under Articles VI by reason of such untruth or inaccuracy.

         6.7 TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price.

                                   ARTICLE VII

                                  TERMINATION

         7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Closing as provided below:

             (a) the Parties may terminate this Agreement by mutual written consent;

             (b) Buyer may terminate this Agreement by giving written notice to Seller, or Seller may terminate this Agreement by giving written notice to Buyer, in each case, if the other Party is in material breach of a covenant or agreement of such Party hereunder or in the event any representation or warranty of such other Party ceases to be accurate in all material respects, and such representation or warranty is not rendered accurate or such breach is not remedied within ten days of delivery of written notice thereof by the Party seeking to terminate this Agreement to the other Party;

             (c) Buyer may terminate this Agreement by giving written notice to Seller if the Closing shall not have occurred on or before September 15, 2000 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement); and

             (d) Seller may terminate this Agreement by giving written notice to Buyer if the Closing shall not have occurred on or before September 15, 2000 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement).

         7.2 EFFECT OF TERMINATION.

             (a) Except as set forth in Section 7.2 (b), if any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Parties.

             (b) Termination of this Agreement pursuant to clause (b) of Section
7.1 by reason of a breach prior to the time of such termination of any covenant or agreement contained in this Agreement (but not by reason of a breach of any representation and warranty) shall not relieve a defaulting or breaching Party (whether or not it is the terminating Party) from any liability to the other Parties. In addition, if such termination is by Seller, then Goldner, Hawn, Johnson & Morrison Incorporated shall pay all reasonable and documented out-of-pocket expenses incurred by Seller in connection with the transactions contemplated by this Agreement (i.e., fees and expenses of outside legal counsel and other experts, travel and similar expenses only).

             (c) Notwithstanding any other provision contained in this Agreement to the contrary, the Confidentiality Agreement shall survive the termination of this Agreement for any reason.

                                  ARTICLE VIII

                             ENVIRONMENTAL MATTERS

         8.1 DEFINITIONS. For purposes of this Agreement, the following terms have the meanings provided below.

             (a) "RESPONSE COSTS" means all "response costs" under CERCLA and all costs recoverable pursuant to any other Environmental Law.

             (b) "DAMAGES" has the meaning assigned to that term under Section
6.1 and, for purposes of this Article VIII, shall include Response Costs.

             (c) "DEVELOP" and "DEVELOPMENT" mean (i) the construction, substantial reconstruction, refurbishment, renovation, or modification, or relocation or enlargement of any building or structure; any change in use of any building or land or any change in zoning or government land use approval, (ii) any extension of any use of land, or (iii) any clearing, grading or other movement of land.

             (d) "NATURAL RESOURCES DAMAGES" means "damages" to "natural resources," as those terms are defined under CERCLA or analogous state and provincial laws.

         8.2 ENVIRONMENTAL INDEMNIFICATION BY SELLER.

             (a) Subject to the terms and conditions of this Article VIII, with respect to any claim properly asserted in writing by Buyer prior to the second anniversary of the Closing Date, Seller shall indemnify Buyer in respect of, and hold Buyer harmless against:

                 (i) any Damages incurred or suffered by the Buyer Indemnified Parties as a result of any failure by Seller to comply with any applicable Environmental Law prior to the Closing Date in connection with the Business; PROVIDED THAT such Damages result directly from (A) compliance by Buyer or any Affiliate thereof with an order or other enforceable directive issued by a Governmental Entity or by a court in a proceeding commenced by a Governmental Entity which establishes a mandatory obligation to rectify such failure to comply with applicable Environmental Law, (B) the mandatory obligation of the Business or any Affiliate of Buyer to pay a fine or penalty which is imposed by a Governmental Entity or a court in a proceeding commenced by a Governmental Entity as a result of such failure to comply with applicable Environmental Law, or (C) the mandatory obligation under Environmental Law of the Business, the Buyer or any Affiliate of Buyer to remediate such non-compliance to the minimum level necessary to satisfy the responsible Governmental Entity in order to meet the cleanup criteria applicable to the activities of the Business, as and where conducted at the Business Property on the Closing Date;

                 (ii) any Damages incurred or suffered by the Buyer Indemnified Parties as a result of any Off-Site Liabilities, claims under Environmental Laws, Environmental Matters or Release of Materials of Environmental Concern to the Environment in connection with the Business that occurred prior to the Closing Date; and

                 (iii) any Damages (including the reasonable costs incurred for environmental consultants) incurred or suffered by the Buyer Indemnified Parties as a result of actions necessary to obtain a determination from the applicable state Governmental Entity that no further remedial actions are necessary in order to address contamination in groundwater, as indicated by the groundwater analytical data identified in Section 2.16 of the Disclosure Schedule.

             (b) Buyer shall give prompt written notification to Seller of the commencement of any action, suit or proceeding for which indemnification under this Section 8.2 may be sought or, if earlier, upon the assertion of any claim or commencement of any inquiry for which indemnification under this Section 8.2 may be sought, whereupon, except for claims arising under Section 8.2(a)(iii), Seller shall assume exclusive control of the defense and settlement of such action, suit, proceeding, claim or inquiry. Without limiting the generality of the foregoing and except as expressly provided in this Article VIII, if a mandatory obligation of the kind specified in Section 8.2(a) exists: (i) Seller shall determine, control and undertake the actions to be taken in order to comply with or satisfy such mandatory obligation and (ii) Buyer shall be provided reasonable notice and opportunity to comment (at its own cost and expense) upon Seller's plans for addressing such mandatory obligation.

                  (c) In addition to the agreements of the Parties set forth in
Section 10.1, Buyer shall, and shall cause its Affiliates to, reasonably cooperate with Seller (as Seller may reasonably direct) in connection with the prosecution, defense, settlement or performance of Seller's agreements in this
Section 8.2.

         8.3      LIMITATIONS.

                  (a) The provisions of Section 6.5 are applicable to this
Article VIII.

                  (b) Intentionally Omitted.

                  (c) Seller shall have no liability under Sections 8.2(a) or 8.2(b) for any Damages in any way arising out of or related to an actual or proposed Development at a Business Property after the Closing, provided, however, this subparagraph (c) shall not limit any Indemnification Obligations of the Seller under Article VIII that arose before Seller acted with respect to any Development or proposed Development, to the extent, and only to the extent any Damages suffered by Buyer is not increased by such Development or proposed Development.

                  (d) Buyer shall not be entitled to indemnification under this
Article VIII if a mandatory obligation arises as a result of Buyer's voluntary disclosure to a third party (other than an Affiliate of Buyer) of information or data, except to the extent that it would be unlawful not to provide such information to that third party. The limitation contained in this paragraph 8.3(d) shall not apply to any disclosure to a state Governmental Entity in connection with Buyer's actions pursuant to Section 8.2(a)(iii).

                  (e) This Article VIII shall be the sole and exclusive remedy of (i) Buyer and its Affiliates against Seller or any of its Affiliates, and their respective present or former officers, directors and employees, agents, attorneys or contractors, and (ii) Seller and its Affiliates against Buyer or any of its Affiliates, and their respective present or former officers, directors and employee, agents, attorneys or contractors, for any and all claims, Damages or other matters related directly or indirectly to the Business and which arise under Environmental Laws, or with respect to Materials of Environmental Concern.

                  (f) Buyer and Seller hereby waive (and shall cause their respective Affiliates and the respective successors and assigns of Buyer, Seller and their respective Affiliates to waive) any right to seek contribution or other recovery from each other or their respective Affiliates or any present or former officer, director or employee, agent attorney or contractor of Buyer, Seller or any of their respective subsidiaries with respect to events related directly or indirectly to the Business prior to the Closing that Buyer and its Affiliates or any of them may now or in the future have under any Environmental Law providing for any remedy or right of recovery with respect to Environmental Matters or Materials of Environmental Concern other than as expressly provided for in this Article VIII. Buyer and Seller hereby release (and shall cause their respective Affiliates and the respective successors and assigns of Buyer, Seller and their respective Affiliates to release) each other and their respective Affiliates and all present or former officers, directors and employees, agents, attorneys or contractors of Buyer, Seller or any of their respective subsidiaries from any and all such claims, demands and causes of action.

         8.4      ENVIRONMENTAL INDEMNIFICATION BY BUYER.

                  (a) Except as otherwise specifically provided in this Article VIII, Buyer shall indemnify Seller and its Affiliates in respect of, and hold Seller and its Affiliates harmless against, any and all Damages arising from or related to (i) Off-Site Liabilities, including, without limitation, any Natural Resources Damages; (ii) all claims under Environmental Law arising from or related to alleged or actual exposures of employees or third parties to Materials of Environmental Concern; (iii) diminution in property values or other property damage claims arising from any Releases of Materials of Environmental Concern; and (iv) all other Environmental Matters, in each case, related to Buyer's operation of the Business after the Closing Date.

                  (b) The procedures set forth in Section 6.3 shall apply with respect to any claim for indemnification made by Seller or its Affiliates pursuant to this Article VIII.

                                   ARTICLE IX
                                   TAX MATTERS

         9.1      PREPARATION AND FILING OF TAX RETURNS; PAYMENT OF TAXES.

                  (a) Seller shall be responsible for the preparation and filing of all Tax Returns for Seller for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary and combined Tax Returns for Seller which include the operations of the

Business for any period ending on or before the Closing Date). Seller shall make or cause to be made all payments required with respect to any such Tax Returns. Buyer shall promptly reimburse Seller for the amount of any such Taxes paid by Seller to the extent such Taxes are attributable (as determined under Section
9.2 hereof) to periods following the Closing Date.

                  (b) Buyer shall be responsible for the preparation and filing of all other Tax Returns for the Business. Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that Seller shall promptly reimburse Buyer to the extent any payment Buyer is required to make relates to the operations of the Business for any period ending (or deemed pursuant to Section 9.2(b) to end) on or before the Closing Date.

                  (c) Any Tax Return to be prepared and filed for taxable periods beginning before the Closing Date and ending after the Closing Date shall be prepared on a basis consistent with the last previous Tax Return, and Buyer shall consult with Seller concerning each such Tax Return and report all items with respect to the period ending on the Closing Date consistent with the past practices of the Business; provided, however, that subject to the provisions of Section 9.4 hereof, if the Buyer is advised by counsel that the filing of any Tax Return and the reporting on such Tax Return of any item in accordance with the past practices of the Business would be likely to subject Buyer to any penalties or fines, Buyer may file such Tax Return without regard to such past practices to the extent required to avoid such penalties and fines. Buyer shall provide Seller with a copy of each proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by Seller) at least 20 days prior to the filing of such Tax Return.

                  (d) Buyer and Seller shall each be responsible for the payment of one-half of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes arising in connection with the consummation of the transactions contemplated by this Agreement.

         9.2      ALLOCATION OF CERTAIN TAXES.

                  (a) Buyer and Seller agree that if Seller is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, Buyer and Seller shall treat such day as the last day of a taxable period. Buyer and Seller agree that for purposes of the allocation of Taxes they will treat the Business as if it ceased to be owned by Seller as of the close of business on the Closing Date.

                  (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Business shall be paid by Buyer, and the Taxes for such period shall be apportioned for purposes of Section 9.1 between Seller and Buyer based on the actual operations of the Business during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and for purposes of the provisions of Section 9.1 and 9.3, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

         9.3      REFUNDS AND CARRYBACKS.

                  (a) Seller shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods ending (or deemed pursuant to Section 9.2(b) to end) on or before the Closing Date.

                  (b) Buyer and/or its Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods beginning (or deemed pursuant to Section 9.2(b) to begin) after the Closing Date.

                  (c) Buyer shall forward to or reimburse Seller for any refunds (including any interest paid thereon) or credits due Seller after receipt thereof, and Seller shall promptly forward to Buyer or reimburse Buyer for any refunds (including any interest paid thereon) or credits due Buyer after receipt thereof.

         9.4      COOPERATION ON TAX MATTERS; TAX AUDITS.

                  (a) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Business illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable governmental authority responsible for the imposition of Taxes (the "TAXING AUTHORITY") which relate to the Business, and providing copies of all relevant Tax Returns to the extent related to the Business, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing

Authority and records concerning the ownership and Tax basis of property, which the requested Party may possess. Buyer and Seller and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

                  (b) Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("TAX AUDIT"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Business. Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Business; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date and (ii) any item the adjustment of which may cause Seller to become obligated to make any payment pursuant to Section 9.1(a) hereof, Buyer shall consult with Seller with respect to the resolution of any issue that would affect Seller, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of Seller. Where consent to a settlement is withheld by Seller pursuant to this Section, Seller may continue or initiate any further proceedings at its own expense, provided that any liability of Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted had Seller not withheld its consent.

         9.5 TERMINATION OF TAX SHARING AGREEMENTS. All Tax sharing agreements or similar arrangements with respect to or involving the Business (other than as set forth in this Article IX) shall be terminated prior to the Closing Date and, after the Closing Date, Buyer and its Affiliates shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                                   ARTICLE X
                               FURTHER AGREEMENTS

         10.1      ACCESS TO INFORMATION; RECORD RETENTION; COOPERATION.

                  (a) ACCESS TO INFORMATION. Subject to compliance with applicable laws and regulations regarding classified information and security clearance, following the Closing, each Party shall afford to the other Party and to the other Party's Affiliates, authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours in a manner so as not to interfere unreasonably with the conduct of business to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "INFORMATION") within the possession or control of such Party or its Affiliates, relating to the Business prior to the Closing, insofar as such access is reasonably required by the other Party. Information may be requested under this Section 10.1(a) for, without limitation, financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or exchange filings, prosecuting, defending or settling any litigation, Environmental Matter or insurance claim, performing this Agreement and the transactions contemplated hereby, and all other proper business purposes.

                  (b) ACCESS TO PERSONNEL. Following the Closing, each Party shall use reasonable efforts to make available to the other Party, upon written request, such Party's and its Affiliates' officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved relating to the Business prior to the Closing or for any other matter referred to in Section 10.1(a).

                  (c) REIMBURSEMENT. A Party providing Information or personnel to another Party under Section 10.1(a) or (b) shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in providing such Information; PROVIDED, HOWEVER, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees or directors of the providing Party or its Affiliates.

                  (d) RETENTION OF RECORDS. Except as otherwise required by law or agreed to in writing by the Parties, each Party shall (and shall cause its Affiliates to) use reasonable efforts to preserve all Information in its possession pertaining to the Business prior to the Closing until December 31, 2007. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party to deliver such Information to the other Party and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

                  (e) PREPARATION OF SELLER FINANCIAL STATEMENTS. Following the Closing, Buyer shall cause the Business to prepare and provide to Seller and its Affiliates all information relating to the Business reasonably required for Seller and its Affiliates to prepare the financial statements of Seller and its Affiliates for all fiscal periods within the fiscal year ending March 31, 2001. During the period of preparation of the audited accounts of Seller, Buyer shall use reasonable efforts to provide Seller (and its auditors) with reasonable access, upon prior written notice, during normal business hours and so as not to interfere unreasonably with the operation of the Business, to the Business, its financial management, including the financial directors of the Business and any accountant's work papers, and their books, accounts and records and will be able to review the work being carried out in accordance with this Section.

                  (f) CONFIDENTIALITY. Each of Buyer and Seller shall hold, and shall use reasonable efforts to cause its Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other Party or the other Party's representatives at any time prior to Closing or pursuant to this Section 10.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of the terms of this
Section 10.1, (ii) is or becomes available to the receiving Party from a source other than the other Party, provided that such source is not, to the knowledge of the receiving Party at the time of receipt, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, or (iii) was or is independently developed by the receiving Party after Closing without utilizing any Information or violating any of the receiving Party's obligations under this Agreement), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange; PROVIDED, HOWEVER, that in the case of disclosure compelled by judicial or administrative process, the disclosing Party shall (to the extent permitted by applicable law) notify the non-disclosing party promptly of the request or requirement so that the non-disclosing party may seek an appropriate protective order or waive compliance with the provisions of this Section 10.1(f). If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is compelled to disclose any Information by judicial or administrative process, such Party may so disclose the Information; provided, however, that, at the written request of the non-disclosing Party, the disclosing party shall use commercially reasonable efforts to obtain, at the expense of the non-disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Information required to be disclosed.

         10.2 COVENANT NOT TO COMPETE. During the period commencing on the Closing Date and continuing until the third anniversary of the Closing Date (the "Noncompetition Period"), Seller shall not (and shall cause each Noncompetition Party (as defined below) not to), directly or indirectly (including, without limitation, through third parties) own, manage, operate, control, conduct, solicit, invest in, lend money to, render services to (other than administrative services that are unrelated to the primary function of the business such as, without limitation, payroll, janitorial and child care), act as agent for, acquire or hold any interest whatsoever in (except as otherwise permitted below), any business in competition with the business activities conducted by the Business on the Closing Date (a "Competitive Business"); provided, however, that the foregoing covenants shall not prohibit, or be interpreted as prohibiting, any Noncompetition Party from:

                  (a) continuing anywhere in the world in any type of business conducted by any Noncompetition Party on the date hereof, which is not part of the Business;

                  (b) entering into any relationship with a person or entity not owned, managed, operated or controlled by any Noncompetition Party for purposes primarily unrelated to a Competitive Business;

                  (c) making equity investments in publicly owned companies which conduct a Competitive Business, provided such investments do not confer control of any such Competitive Business upon any Noncompetition Party; or

                  (d) acquiring any person or entity which conducts a Competitive Business if either:

                           (i) in the calendar year prior to such acquisition,
the revenues of such person or entity from its Competitive Business do not constitute more than 25% of the total revenues of such person or entity; or

                           (ii) the applicable Noncompetition Party promptly
commences and thereafter pursues until the earlier to occur of the expiration of the Noncompetition Period and 12 months after such acquisition, the transfer of that portion of the business of such person or entity as constitutes a Competitive Business upon terms and conditions and at a price determined by the applicable Noncompetition Party in its sole discretion.

         For purposes of the Agreement, "NONCOMPETITION PARTY" means each of Seller and any direct or indirect majority-owned subsidiaries of Thermo Electron Corporation, a Delaware corporation ("Thermo Electron") while (but only while) such entity is a direct or indirect majority-owned subsidiary of Thermo Electron.

         The obligations under this Section 10.2 shall apply to all markets, domestic or foreign, in which the Business operated prior to the Closing Date, or in which Buyer operates the Business after the Closing Date.

         Section 10.2A NONSOLICITATION. During the Noncompetition Period, neither Seller nor any Noncompetition Party, shall, directly or indirectly: (i) solicit for employment any Business Employee; (ii) induce or attempt to induce any Business Employee to refuse the employment offer of or leave the employ of Buyer or (iii) hire any Business Employee prior to the last date such Business Employee was employed by Buyer (or any Affiliate of Buyer) without the prior written consent of Buyer (which consent may be given or withheld in Buyer's sole discretion).

         10.3      DISCLOSURE GENERALLY.

                  (a) Any information furnished in the Disclosure Schedule (or any update thereto) shall be deemed to modify all of Seller's representations and warranties to which such information logically relates. The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has or would have a Business Material Adverse Effect, or is outside the Ordinary Course of

Business. For purposes of this Agreement, the terms "to Seller's knowledge," "known by Seller" or other words of similar meaning shall mean the actual knowledge of J. Wilson Hershey, Wesley C. Neumann, Thomas E. Wolgemuth or Timothy S. Oostdyk, without any obligation of investigation, and shall not refer to the knowledge of any other person or entity; provided that each of such individuals shall be deemed to have read and understood all of the representations and warranties of Seller and the matters disclosed in the Disclosure Schedule with respect thereto.

                  (b) From time to time commencing on the date of this Agreement and until the Closing Date, Seller shall deliver to Buyer written notice of any event or development that would (i) render any statement, representation or warranty of Seller in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by Seller of, or a failure by Seller to comply with, any agreement or covenant in this Agreement applicable to it. Any disclosure made by Seller pursuant to clause (i) of the prior sentence which specifically references the provisions of this Section 10.3(b) shall be deemed to amend and supplement the Disclosure Schedule for all purposes of this Agreement (except for Buyer's right to terminate this Agreement pursuant to clause (b) of Section 7.1, which right
(A) must be initiated by Buyer giving notice of a breach, as required by clause
(b) of Section 7.1 (provided, however, that notwithstanding the provisions of Section 7.1, Buyer shall have five days in which to exercise such termination right in the event such disclosure is made by Seller within five (5) days of the Closing Date, and the Closing Date shall be extended accordingly), and (B) will be subject to Sellers' right to cure under clause (b) of Section 7.1).

         10.4      ACKNOWLEDGMENTS BY PARTIES.

                  (a) Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities and properties of the Business and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied on the results of its own independent investigation and the representations and warranties of Seller expressly and specifically set forth in Article II of this Agreement, including the Disclosure Schedules, and the certificate of Seller to be delivered pursuant to Section 5.1(d). SUCH REPRESENTATIONS AND WARRANTIES BY SELLER CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE BUSINESS AND ANY SET FORTH IN THE CONFIDENTIAL OFFERING MEMORANDUM PREVIOUSLY DELIVERED TO BUYER) ARE SPECIFICALLY DISCLAIMED BY SELLER. EXCEPT IN THE EVENT OF ACTUAL FRAUD, BUYER ALSO ACKNOWLEDGES THAT ITS SOLE AND EXCLUSIVE RECOURSE IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS TO ASSERT RIGHTS OF BUYER PURSUANT TO ARTICLE VI, ARTICLE VIII AND ARTICLE IX.

                  (b) In making its determination to proceed with the transactions contemplated by this Agreement, Seller has relied on the results of its own independent investigation and the representations and warranties of Buyer expressly and specifically set forth in
Article III of this Agreement, including the Disclosure Schedules, and the certificate of Buyer to be delivered pursuant to Section 5.2(c). SUCH REPRESENTATIONS AND WARRANTIES BY BUYER CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF BUYER TO SELLER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND SELLER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF BUYER ARE SPECIFICALLY DISCLAIMED BY BUYER. EXCEPT IN THE EVENT OF ACTUAL FRAUD, SELLER ALSO ACKNOWLEDGES THAT ITS SOLE AND EXCLUSIVE RECOURSE IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS TO ASSERT RIGHTS OF SELLER PURSUANT TO ARTICLE VI, ARTICLE VIII AND ARTICLE IX.

         10.5 CERTAIN INSURANCE MATTERS. Seller shall maintain, and shall not take any steps to prospectively or retrospectively cancel, buy-out or remove the Business or Seller as an additional named insured from, any and all Business Policies providing coverage for all periods prior to the Closing with respect to any events, occurrences or matters occurring prior to the Closing (the "Occurrence-Based Business Policies") (subject in each case to the deductibles, limits and other terms and conditions of such policies). Buyer shall be entitled to the benefit of, and Seller shall pay to Buyer, any amounts and/or recoveries received by Seller under any Occurrence-Based

Business Policies in respect of any Assumed Liabilities (subject to the deductibles, limits and other terms and conditions of such policies).

         10.6      CERTAIN EMPLOYEE BENEFITS MATTERS.

                  (a) PRE-CLOSING CONDUCT; OTHER LIABILITIES. Seller shall be under no obligation to terminate the employment of any employee of Seller engaged in the Business (a "BUSINESS EMPLOYEE") prior to the Closing Date. Buyer shall be liable for any amounts to which any Business Employee becomes entitled under any Employee Benefit Plan that exists or arises (or may be deemed to exist or arise) under any applicable law or otherwise, as a result of, or in connection with, (i) the sale of the Business hereunder, (ii) the employment of any Business Employee after the Closing and (iii) the termination of employment of any Business Employee after the Closing.

                  (b) OFFER OF EMPLOYMENT; CONTINUATION OF EMPLOYMENT. The Parties hereto intend that there shall be continuity of employment with respect to all Business Employees. Buyer shall offer employment commencing after the Closing to all Business Employees, including those on vacation, leave of absence, disability or layoff, on the terms set forth in Section 10.6(d). Buyer will give credit for past service of the Business Employees with Seller or its Affiliates for purposes of eligibility, vesting and benefits level, but for no other purpose. Those persons who accept Buyer's offer of employment and who commence working with Buyer on the Closing Date shall hereafter be referred to as "TRANSFERRED EMPLOYEES."

                  (c) 401(k) PLAN TRANSFER. Effective as of the Closing Date, Seller shall take all actions necessary to cause the Buyer to assume all responsibilities and obligations as the employer maintaining the Lancaster Laboratories Savings (401(k)) Plan (the "SELLER'S 401(k) PLAN"), and the Buyer agrees to such assumption.

                  (d) COMPENSATION; EMPLOYEE BENEFITS. Effective as of the Closing Date, Buyer shall assume all of the Business Plans other than any employee stock purchase plan. Starting immediately following the Closing, Buyer shall, for a period ending on the date twelve (12) months after the Closing Date, provide each Transferred Employee with total cash compensation (including base salary and bonus opportunity at least equal to those in effect on the date hereof) that is no less favorable in the aggregate to such Transferred Employee's total cash compensation immediately prior to the Closing Date. Starting on the Closing Date, Buyer shall also, for a period ending on the date twelve (12) months after the Closing Date, maintain (or cause its subsidiaries to maintain) employee benefit plans, agreements, programs, policies and arrangements for the benefit of each Transferred Employee that are no less favorable in the aggregate than the Employee Benefit Plans in effect immediately prior to the Closing Date with respect to employees of Buyer ("BUYER PLANS"); provided, however, Buyer shall not be required to maintain an employee stock purchase plan for the benefit of the Transferred Employees. Notwithstanding anything to the contrary in this Agreement, starting on the Closing Date, Buyer shall, for a period ending on the date twelve (12) months after the Closing Date, maintain (or cause its subsidiaries to maintain) a severance pay plan, program or practice for the benefit of each Transferred Employee that is no less favorable than the plan, program or practice in effect immediately prior to the Closing Date with respect to such Transferred Employee.

                  (e) WELFARE PLANS. With respect to any Buyer Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) or any Buyer Plan that would be a "welfare benefit plan" (as defined in Section 3(1) of ERISA) if it were subject to ERISA, Buyer shall (i) cause to be waived any pre-existing condition limitations (except any limitations in effect under Seller's welfare benefit plans), (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller immediately prior to the Closing Date and (iii) recognize all credited service for purposes of eligibility and vesting and level of benefits to the same extent such service was recognized under similar plans maintained by Seller immediately prior to the Closing Date. Buyer shall make appropriate arrangements to allow the use by Transferred Employees of any accrued benefits under any cafeteria plan (as defined in Section 125 of the Code) which was maintained by Seller or any of its Affiliates for such Transferred Employees.

                  (f) ACCRUED VACATION, PERSONAL OR SICK TIME. With respect to any accrued but unused vacation, personal or sick time to which any Transferred Employee is entitled pursuant to the vacation, personal or sick policies applicable to such Transferred Employee immediately prior to the Closing Date (the "PS POLICIES"), Buyer shall assume the liability for such accrued vacation, personal or sick time and allow such Transferred Employee to use such accrued vacation, personal or sick time; provided, however, that if Buyer deems it necessary to disallow such Transferred Employee from taking such accrued vacation, personal or sick time, Buyer shall be liable for and pay in cash to each such Transferred Employee an amount equal to such vacation, personal or sick time in accordance with the terms of the PS Policies; and PROVIDED, FURTHER, that Buyer shall be liable for and pay in cash an amount equal to such accrued vacation, personal or sick time to any Transferred Employee whose employment terminates for any reason subsequent to the Closing Date.

                  (g) U.S. WARN ACT. Buyer agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act ("WARN") and any other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff' (as defined in WARN) or similar event affecting employees and occurring after the Closing Date or arising as a result of any actions of the Buyer taken in connection with the transactions contemplated hereby. Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to any liability under WARN or other applicable law arising from the actions (or inactions) of Buyer or its Affiliates after the Closing Date.

                  (h) U.S. COBRA. Buyer agrees to provide any required notice under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and any other applicable law on or after the Closing Date with respect to Buyer Plans. Buyer agrees to assume all COBRA liabilities for former employees of the Business. Buyer shall indemnify and hold harmless Seller and its Affiliates with respect to any liability under COBRA or other applicable law arising from the actions (or inactions) of Buyer or its Affiliates on or after the Closing Date or arising as a result of any actions of the Buyer taken in connection with the transactions contemplated hereby.

         10.7 FURTHER ASSURANCES. At any time and from time to time after the Closing, as and when requested by a Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or announcement prior to its publication).

         11.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person (including with respect to any employee or former employee of Seller, Buyer or any of their Affiliates, any Transferred Employees and any Business Employees, any right to employment or contractual employment for any specified period) other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates; provided, however, that the provisions of Article VI and
Article VIII are intended for the benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

         11.3 ACTION TO BE TAKEN BY AFFILIATES. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates.

         11.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement between Buyer, on the one hand, and Seller, on the other hand. This Agreement supersedes any prior understandings, agreements, or representations by or between Buyer, on the one hand, and Seller, on the other hand, whether written or oral, with respect to the subject matter hereof (other than the Confidentiality Agreement), including, without limitation, that certain letter agreement dated June 28, 2000 between the Seller and Goldner Hawn Johnson & Morrison.

         11.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         11.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

         11.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.8 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one business day after it is sent by
(a) a courier service guaranteeing delivery within one business day or
(b) telecopy or facsimile transmission, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy or facsimile transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

     IF TO BUYER:                                                  COPY TO:

     Lancaster Laboratories, Inc.                                  Dorsey & Whitney LLP
     5250 Wells Fargo Center                                       Pillsbury Center South
     90 South Seventh Street                                       220 South Sixth Street
     Minneapolis, MN  55402                                        Minneapolis, MN  55402
     Telecopy:  (612) 338-2860                                     Telecopy:  (612) 340-8738
     Attention:   Van Zandt Hawn                                   Attention:  Robert A. Rosenbaum, Esq.

     IF TO SELLER:                                                   COPIES TO:

     Thermo Analytical Inc.                                          Thermo Electron Corporation
     245 Winter Street, Suite 300                                    81 Wyman Street
     Waltham, MA  02541                                              P.O. Box 9046
     Telecopy:  (781) 370-1501                                       Waltham, MA  02254-9046
     Attention:   Brian Holt                                         Telecopy:  (617) 622-1283

                                                                     Attention:  General Counsel
                                                                     Hale and Dorr LLP
                                                                     60 State Street
                                                                     Boston, MA 02109
                                                                     Telecopy: (617) 526-5000
                                                                     Attention: Kenneth A. Hoxsie, Esq.

         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

         11.10 AMENDMENTS AND WAIVERS. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         11.12 EXPENSES. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         11.13 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of Sections 10.1(f), 10.2 and 10.2A of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 10.1(f), 10.2 and 10.2A of this Agreement and to enforce specifically such sections of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

         11.14 SUBMISSION TO JURISDICTION. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto. Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.8. Nothing in this Section 11.14, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         11.15 BULK TRANSFER LAWS. Buyer acknowledges that Seller will not comply with the provisions of the bulk transfer laws of any jurisdiction in connection with the transaction contemplated by this Agreement.

         11.16 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

         11.17 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.18 FACSIMILE SIGNATURE. This Agreement may be executed by facsimile signature.


                                   ARTICLE XII

                                    GUARANTEE

         12.1 SELLER'S PARENT GUARANTEE. Thermo TerraTech Inc., a Delaware corporation ("Seller's Parent") hereby unconditionally guarantees the due and punctual payment and performance of all of the Seller's obligations set forth in this Agreement. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guaranteed obligation by any other party or any other act or event that might otherwise operate as a legal or equitable discharge of Seller's Parent under this Article XII. This guarantee is in no way conditioned upon any requirement that the Buyer first attempt to collect or enforce any guaranteed obligation from or against the Seller. So long as any obligation of the Seller to the Buyer under this Agreement remains unpaid or undischarged, Seller's Parent hereby waives (but only with respect to the Buyer and its Affiliates and not as to any other parties) all rights to subrogation arising out of any payment by Seller's Parent under this Article XII.

         The obligations of Seller's Parent hereunder shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement or any other document related hereto, and shall not be affected by or contingent upon (i) the liquidation or dissolution of, or the merger or consolidation of the Seller with or into any corporation, or any sale or transfer by the Seller of all or any part of its property or assets, (ii) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting the Seller, (iii) any modification, alteration, amendment or addition of or to this Agreement, or (iv) any disability or any other defense of the Seller or any other person and any other circumstance whatsoever (with or without notice to or knowledge of Seller's Parent) which may or might in any manner or to any extent vary the risks of Seller's Parent or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise.

         Seller's Parent hereby waives all special suretyship defenses and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted by the Buyer and, generally, all demands and notices of every kind in connection with this Article XII and the Seller's obligations hereby guaranteed, and which Seller's Parent may otherwise assert against the Buyer.

         This Article XII shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or performance of any of the obligations of the Seller under this Agreement is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy or reorganization of the Seller or otherwise.

         Seller's Parent acknowledges that each of the waivers set forth above is made with full knowledge of its significance and consequences and under the circumstances the waivers are reasonable and not contrary to public policy. If any of said waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                             Thermo Analytical Inc.

                                             By:  /s/ Brian D. Holt
                                                  ______________________________

                                             Name:  Brian D. Holt
                                                  ______________________________

                                             Title:    President
                                                   _____________________________

                                             Lancaster Laboratories, Inc.

                                             By:   /s/ Van Zandt Hawn
                                                   _____________________________

                                             Name:  Van Zandt Hawn
                                                   _____________________________

                                             Title:   President
                                                   _____________________________

         The undersigned has executed this Agreement solely for the purpose of becoming bound by Section 11.14 and Section 12.1.

                                             THERMO TERRATECH INC.

                                             By: /s/ Christine L. Leonard
                                                ________________________________

                                             Name:   Christine L. Leonard
                                                  ______________________________

                                             Title:    Vice President Finance
                                                   _____________________________

         The undersigned has executed this Agreement solely for the purpose of becoming bound by Section 7.2(b).

                                             GOLDNER, HAWN, JOHNSON &
                                             MORRISON INCORPORATED

                                             By:  /s/ Van Zandt Hawn
                                                  _______________________

                                             Name:     Van Zandt Hawn
                                                  _____________________

                                             Title:   Managing Director
                                                  ______________________